Use these links to rapidly review the document

As filed with the Securities and Exchange Commission on November 5, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

REALTY INCOME CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	6798 (Primary Standard Industrial Classification Code Number)	33-0580106 (I.R.S. Employer Identification Number)

11995 El Camino Real
San Diego, California, 92130
(858) 284-5000
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

Michael R. Pfeiffer, Esq.
Realty Income Corporation
11995 El Camino Real
San Diego, California, 92130
(858) 284-5000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
William J. Cernius, Esq. Darren Guttenberg, Esq. Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, California 92626-1925 (714) 540-1235	Eric S. Haueter, Esq. Bradley S. Fenner, Esq. Sidley Austin LLP 555 California Street, 20th Floor San Francisco, California 94104-1715 (415) 772-1200

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective, as determined by market and other conditions.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

            If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ proposed maximum offering price per unit/proposed maximum aggregate offering price(1)	Amount of registration fee

Debt Securities	(2)	(1)(3)

Common Stock, par value $0.01 per share	(2)	(1)(3)

Preferred Stock, par value $0.01 per share	(2)	(1)(3)

Depositary Shares	(2)	(1)(3)

Warrants	(2)	(1)(3)

(1)
The securities registered hereby include 16,068,441 shares of our common stock that were previously registered pursuant to our registration statement on Form S-3 (Registration No. 333-208652) (the "Prior Registration Statement") but that have not been sold (the "Unsold Securities"). Filing fees totaling $93,243.05 were previously paid in connection with the registration of the Unsold Securities, which filing fees will continue to be applied to such Unsold Securities pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the "Securities Act").

(2)
Omitted pursuant to Form S-3 General Instruction II.E. An unspecified number or amount of the securities of each identified class of securities is being registered for possible issuance from time to time at indeterminate prices and for issuance upon exercise, conversion or exchange of other securities registered hereunder. Separate consideration may or may not be received for securities registered hereunder that are issuable on exercise, conversion or exchange of other securities registered hereunder or that are issued in units or represented by depositary shares registered hereunder.

(3)
In reliance on and in accordance with Rule 456(b) and 457(r) under the Securities Act of 1933, we are deferring payment of all applicable registration fees except with respect to the shares of common stock referred to in footnote (1) above, as to which the registration fee has been paid previously as described in such footnote.

PROSPECTUS

REALTY INCOME CORPORATION

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

        Realty Income Corporation, a Maryland corporation, may from time to time offer and sell the securities identified above (collectively referred to as our "securities"), in one or more offerings, in separate series or classes, and in amounts, at prices and on terms that will be set forth in one or more prospectus supplements to this prospectus or other offering materials.

        The specific terms of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement or other offering materials, which will contain specific information about the offering and the amounts, prices and, if applicable, terms of the securities being offered.

        The specific terms of any securities we may offer may include limitations on actual, beneficial or constructive ownership and restrictions on transfer of the securities, in each case as may be appropriate, among other purposes, to preserve our status as a real estate investment trust, or REIT, for United States federal income tax purposes. The applicable prospectus supplement or other offering materials may also contain information, where applicable, about United States federal income tax considerations relevant to, and any exchange listing of, the securities covered by the prospectus supplement or other offering materials, as the case may be. The applicable prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering or the securities being offered. You should carefully read this prospectus and the applicable prospectus supplement, as well as any other offering materials we provide you in connection with any offering of securities, before you invest in any of our securities.

        Our securities may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement or other offering materials. See the sections of this prospectus entitled "Plan of Distribution" for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

        INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 4 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

        Our common stock is traded on the New York Stock Exchange under the symbol "O." On November 2, 2018, the last reported sale price of the common stock on the New York Stock Exchange was $60.26 per share.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 5, 2018.

ABOUT THIS PROSPECTUS

        Unless this prospectus otherwise indicates or the context otherwise requires, all references to "Realty Income," "our," "us" and "we" in this prospectus mean Realty Income Corporation, a Maryland corporation, and its subsidiaries on a consolidated basis.

        This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a "shelf" registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under this shelf registration process, we may, from time to time, offer and sell any of the securities, or any combination of the securities, described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement and may provide you with a free writing prospectus or other offering materials (collectively, "offering materials") that will contain specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement or other offering materials may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or other offering materials, you should rely on the information in the applicable prospectus supplement or other offering materials. Before purchasing any securities, you should carefully read this prospectus, the applicable prospectus supplement and any other offering materials we may provide you in connection with the offering of those securities, together with the documents incorporated and deemed to be incorporated by reference in this prospectus, which incorporated documents may be obtained as described under the headings "Where You Can Find More Information" and "Incorporation by Reference."

        As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information, we refer you to the registration statement, including its exhibits and any schedules. Statements contained or incorporated by reference in this prospectus about the provisions or contents of any contract, agreement or any other document referred to are not complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement or a document incorporated or deemed to be incorporated by reference in this prospectus, we refer you to the actual exhibit for a complete description of the matters involved, and any statements contained or incorporated by reference in this prospectus or any prospectus supplement or any other offering materials we may provide you regarding those contracts, agreements or other documents are subject to, and qualified in their entirety by reference to, the complete terms of those documents. You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus and, if applicable, any other offering materials we may provide you. We have not authorized any other person to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any other offering materials prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not offer or sell any securities in any jurisdiction where, or to any person to whom, such offer or sale is not permitted. You should assume that the information appearing in this prospectus, the applicable prospectus supplement and any other offering materials we may provide you in connection with an offering of securities is accurate only as of the respective dates of those documents, and that the information appearing in any document incorporated or deemed to be incorporated by reference in this prospectus or any accompanying prospectus supplement is accurate only as of the respective dates on which those documents were filed with the SEC, in each case unless we expressly indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

        This prospectus, any accompanying prospectus supplement and any related offering materials we may provide you in connection with an offering of securities, and any documents incorporated or deemed to be incorporated by reference in this prospectus contain or may contain information regarding the industry, markets, submarkets and sectors in which we operate or expect to operate or related demographic data, all of which is based upon information from third party sources (which may include, among other things, industry and governmental publications and websites and data prepared or made available by market research firms) and, in some cases, our own internal estimates. We believe that these sources and estimates are reliable, but this information (whether obtained from third-party sources or based on our internal estimates) is subject to assumptions, estimates and other uncertainties, and we have not independently verified any of this information and cannot guarantee its accuracy or completeness.

 THE COMPANY

        Realty Income Corporation, The Monthly Dividend Company®, is an S&P 500 company dedicated to providing stockholders with dependable monthly dividends that increase over time. We are structured as a real estate investment trust, or REIT, requiring us annually to distribute at least 90% of our taxable income (excluding net capital gains) in the form of dividends to our stockholders. Our monthly dividends are supported by the cash flow generated from real estate owned under long-term, net lease agreements with regional and national commercial tenants.

        As of September 30, 2018, we owned a diversified portfolio of 5,694 properties located in 49 states and Puerto Rico, with over 92.7 million square feet of leasable space leased to 260 different commercial tenants doing business in 48 separate industries. Of the 5,694 properties in the portfolio at September 30, 2018, 5,666, or 99.5%, were single-tenant properties, and the remaining were multi-tenant properties. At September 30, 2018, of the 5,666 single-tenant properties, 5,596 were leased with a weighted average remaining lease term (excluding rights to extend a lease at the option of the tenant) of approximately 9.3 years.

        Our principal executive offices are located at 11995 El Camino Real, San Diego, California 92130 and our telephone number is (858) 284-5000. We were founded in 1969. Our common stock is listed on The New York Stock Exchange, or NYSE, under the ticker symbol "O" with a cusip number of 756109-104. Our central index key number is 726728.

 RISK FACTORS

        Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. In evaluating an investment in our securities, you should carefully consider the risk factors described under the caption "Risk Factors" in our most recent Annual Report on Form 10-K and, if applicable, in any of our subsequent Quarterly Reports on Form 10-Q, which are incorporated or deemed to be incorporated by reference in this prospectus,as well as the other risks and uncertainties described in those documents, this prospectus, the applicable prospectus supplement and any other offering materials we may provide to you in connection with an offering of our securities and the other documents incorporated and deemed to be incorporated by reference in this prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. You should also carefully consider the risks described below in the section entitled "Forward-Looking Statements."

 FORWARD-LOOKING STATEMENTS

        This prospectus, any related prospectus supplements or other offering materials and the documents incorporated or deemed to be incorporated by reference herein or therein contain or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. When used in this prospectus, any related prospectus supplements or other offering materials and the documents incorporated or deemed to be incorporated by reference herein or therein, the words "estimated," "anticipated," "expect," "believe," "intend" and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, without limitation, discussions of strategy, plans and intentions and statements regarding estimated or future results of operations, financial condition or prospects (including, without limitation, estimated and future normalized and adjusted funds from operations and net income, estimated initial weighted average contractual lease rates, statements regarding the payment, dependability and amount of or increases in future common stock dividends, statements regarding future cash flow or cash generation, and statements regarding our ability to meet our liquidity needs). Forward-looking statements are subject to risks, uncertainties and assumptions about us, including, among other things:

  •
  our anticipated growth strategies;

  •
  our intention to acquire additional properties and the timing of these acquisitions;

  •
  our intention to sell properties and the timing of these property sales;

  •
  our intention to re-lease vacant properties;

  •
  anticipated trends in our business, including trends in the market for long-term net leases of freestanding, single-tenant properties; and

  •
  future expenditures for development projects.

        Future events and actual results, financial and otherwise, may differ materially from the results discussed in or implied by the forward-looking statements. In particular, forward-looking statements regarding estimated or future results of operations are based upon numerous assumptions and estimates and are inherently subject to substantial uncertainties and actual results of operations may differ materially from those expressed or implied in the forward-looking statements, particularly if actual events differ from those reflected in the estimates and assumptions upon which such forward-looking statements are based. Some of the factors that could cause actual results to differ materially are:

  •
  our continued qualification as a real estate investment trust;

  •
  general business and economic conditions;

  •
  competition;

  •
  fluctuating interest rates;

  •
  access to debt and equity capital markets;

  •
  continued volatility and uncertainty in the credit markets and broader financial markets;

  •
  other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters;

  •
  impairments in the value of our real estate assets;

  •
  changes in the tax laws of the United States of America;

  •
  the outcome of any legal proceedings to which we are a party or which may occur in the future; and

  •
  acts of terrorism and war.

        Additional factors that may cause future events and actual results, financial or otherwise, to differ, potentially materially, from those discussed in or implied by the forward-looking statements include the risks and uncertainties discussed in the sections entitled "Business," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K and the sections entitled "Risk Factors" (if applicable) and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our subsequent Quarterly Reports on Form 10-Q (if any), and also include risks and other information discussed in other documents that are incorporated or deemed to be incorporated by reference in this prospectus and in the prospectus supplement and any other offering materials relating to any offering of our securities.

        You are cautioned not to place undue reliance on forward-looking statements contained or incorporated by reference in this prospectus, any related prospectus supplements or other offering materials. Those forward-looking statements are not guarantees of future performance and speak only as of the respective dates of those documents or, in the case of documents incorporated or deemed to be incorporated by reference in this prospectus, as of the respective dates those documents were filed with the SEC and we undertake no obligation to update any such forward-looking statements or to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the respective dates or filing dates, as the case may be, of those documents or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, the forward-looking events discussed in this prospectus, any related prospectus supplements or other offering materials, and the documents incorporated by reference herein and therein might not occur.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

General

        This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement, a pricing supplement or other offering materials. We will also indicate in the supplement or other offering materials whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. Our debt securities will be our direct obligations and they may be secured or unsecured, senior or subordinated indebtedness. We may issue our debt securities under one or more indentures. Each indenture and the certificate or certificates evidencing the debt securities of each series will be in the form filed or incorporated by reference as an exhibit to the registration statement containing this prospectus, a post-effective amendment to the registration statement or a document incorporated by reference herein and may be obtained as described below under "Where You Can Find More Information." The form of indenture is subject to any amendments or supplements that may be adopted from time to time. We will enter into each indenture with a trustee and the trustee for each indenture may be the same. Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. Unless otherwise expressly stated in the applicable prospectus supplement, the debt securities will be issued under an indenture dated as of October 28, 1998 between us and The Bank of New York Mellon Trust Company, N.A., as successor trustee, a copy of which has been incorporated by reference as an exhibit to the registration statement containing this prospectus. Because this description of debt securities is a summary, it does not contain all the information that may be important to you and this description is subject to, and qualified in its entirety by reference to, the form of the applicable indenture and the certificate evidencing the debt securities of the applicable series. You should read the applicable indenture and the form of certificate evidencing the applicable debt securities in their entirety to assure that you have all the important information you need to make any required decisions. Unless otherwise expressly stated or the context otherwise requires, all references to the "Company," "Realty Income," "our," "we" and "us" and all similar references appearing under this caption "Description of Debt Securities" mean Realty Income Corporation, a Maryland corporation, excluding its subsidiaries. All other capitalized terms used, but not defined, in this section shall have the meanings set forth in the applicable indenture.

Terms

        The particular terms of any series of our debt securities will be described in a prospectus supplement or other offering materials. Additionally, any applicable modifications of or additions to the general terms of our debt securities, described in this prospectus and in the applicable indenture, will also be described in a prospectus supplement or other offering materials. Accordingly, for a description of the terms of any series of our debt securities, you must refer to both the prospectus supplement or other offering materials, if any, relating to those debt securities and the description of the debt securities set forth in this prospectus. If any particular terms of our debt securities, described in a prospectus supplement or other offering materials, differ from any of the terms described in this prospectus, then those terms as set forth in the relevant prospectus supplement or other offering materials will control.

        Except as set forth in any prospectus supplement or other offering materials, our debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time by our board of directors, a committee of the board of directors or as set forth in the applicable indenture or one or more supplements to that indenture. All of our debt securities of one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional debt securities without the consent of the holders of the debt securities of that series.

        Each indenture will provide that we may, but need not, designate more than one trustee for the indenture, each with respect to one or more series of our debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of our debt securities, and a successor trustee may be appointed to act with respect to that series. If two or more persons are acting as trustee to different series of our debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee and, except as otherwise indicated in this prospectus, any action taken by a trustee may be taken by that trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

        This summary sets forth certain general terms and provisions of our indentures and our debt securities. For a detailed description of a specific series of debt securities, you should consult the prospectus supplement or other offering materials for that series. The prospectus supplement or other offering materials will contain the following information, to the extent applicable:

  (1)
  the title and ranking of those debt securities;

  (2)
  the aggregate principal amount of those debt securities and any limitation thereon;

  (3)
  the price at which those debt securities will be issued and, if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of those debt securities that is convertible into other securities offered hereby, or the method by which any convertible portion of those debt securities shall be determined;

  (4)
  if those debt securities are convertible, the terms on which they are convertible, including the initial conversion price or rate and conversion period and, in connection with the preservation of our status as a REIT, any applicable limitations on the ownership or transferability of the securities into which those debt securities are convertible;

  (5)
  the date or dates, or the method for determining the date or dates, on which the principal of those debt securities will be payable;

  (6)
  the rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which those debt securities will bear interest, if any;

  (7)
  the date or dates, or the method for determining the date or dates, from which any interest will accrue, the dates upon which that interest will be payable, the record dates for payment of that interest, or the method by which any of those dates shall be determined, the persons to whom that interest shall be payable, and the basis upon which that interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

  (8)
  the place or places where the principal of (and premium, if any) and interest, if any, on debt securities will be payable, where debt securities may be surrendered for conversion, registration of transfer or exchange and where notices or demands to or upon us relating to debt securities and the indenture may be served;

  (9)
  the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which those debt securities may be redeemed, as a whole or in part, at our option;

  (10)
  our obligation, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those debt securities, and the period or periods within which, the price or prices at which, and the terms and conditions upon which, those debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to this obligation;

  (11)
  if other than U.S. dollars, the currency or currencies in which those debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

  (12)
  whether the amount of payments of principal of (and premium, if any) or interest, if any, on those debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which those amounts shall be determined;

  (13)
  whether those debt securities will be issued in certificated and/or book-entry form, and, if in book-entry form, the identity of the depositary for those debt securities;

  (14)
  whether those debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $2,000 and any integral multiple of $1,000 in excess thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

  (15)
  the applicability, if any, of the defeasance and covenant defeasance provisions described herein or set forth in the applicable indenture, or any modification of the indenture;

  (16)
  any deletions from, modifications of or additions to the events of default or our covenants with respect to those debt securities;

  (17)
  whether and under what circumstances we will pay any additional amounts on those debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem those debt securities in lieu of making this payment;

  (18)
  the subordination provisions, if any, relating to those debt securities;

  (19)
  the provisions, if any, relating to any security provided for those debt securities; and

  (20)
  any other terms of those debt securities.

        If the applicable prospectus supplement provides or other offering materials provide, we may issue the debt securities at a discount below their principal amount and provide for less than the entire principal amount of the debt securities to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). In those cases, any material United States federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable prospectus supplement or other offering materials.

Denominations, Interest, Registration and Transfer

        Unless otherwise described in the applicable prospectus supplement or other offering materials, the debt securities of any series will be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        Unless otherwise described in the applicable prospectus supplement or other offering materials, we will pay the principal of (and premium, if any) and interest on any series of debt securities at the applicable trustee's corporate trust office, the address of which will be set forth in the applicable prospectus supplement or other offering materials, provided however, that unless otherwise provided in the applicable prospectus supplement or other offering materials, we may make interest payments (1) by check mailed to the address of the person entitled to the payment as that address appears in the applicable register for those debt securities, or (2) by wire transfer of funds to the person at an account maintained within the United States.

        Subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of those debt securities at the office of any transfer agent we designate for that purpose. In addition, subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion or registration of transfer thereof at the office of any transfer agent we designate for that purpose. Every debt security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer and the person requesting that transfer must provide evidence of title and identity satisfactory to us and the applicable transfer agent. No service charge will be made for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. We may at any time rescind the designation of any transfer agent appointed with respect to the debt securities of any series or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents with respect to any series of debt securities.

        Neither we nor any trustee shall be required to:

  •
  issue, register the transfer of, or exchange debt securities of any series if that debt security may be among those selected for redemption during a period beginning at the opening of business 15 days before the mailing or first publication, as the case may be, of notice of redemption of those debt securities and ending at the close of business on

  1.
  the day of mailing of the relevant notice of redemption if the debt securities of that series are issuable only in registered form, or

  2.
  the day of the first publication of the relevant notice of redemption if the debt securities of that series are issuable in bearer form, or

  3.
  the day of mailing of the relevant notice of redemption if those debt securities are issuable in both bearer and registered form and there is no publication; or

  •
  register the transfer of or exchange any debt security in registered form, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; or

  •
  exchange any debt security in bearer form selected for redemption, except in exchange for a debt security of that series in registered form that is simultaneously surrendered for redemption; or

  •
  issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the holder's option, except the portion, if any, of that debt security not to be repaid.

No Protection in the Event of a Change of Control

        Unless we state otherwise in the applicable prospectus supplement, the debt securities of any series will not contain any provisions which may afford holders of the debt securities of such series protection in the event of a change of control of Realty Income or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Merger, Consolidation or Sale of Assets

        Each indenture will provide that we will not consolidate with, sell, lease or convey all or substantially all of our assets to, or merge with or into, any person unless:

  •
  either we shall be the continuing entity, or the successor person (if not us) formed by or resulting from the consolidation or merger or which shall have received the transfer of the assets shall be a corporation organized and existing under the laws of the United States or any State thereof and shall expressly assume (1) our obligation to pay the principal of (and premium, if any) and interest on all the debt securities issued under the indenture and (2) the due and punctual performance and observance of all the covenants and conditions contained in the indenture and in the debt securities to be performed or observed by us;

  •
  immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation or the obligation of any Subsidiary as a result of the transaction as having been incurred, and treating any liens on any property or assets of ours or any Subsidiary that are incurred, created or assumed as a result of the transaction as having been created, incurred or assumed, by us or the Subsidiary at the time of the transaction, no event of default under the indenture, and no event that, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

  •
  an officers' certificate and legal opinion covering these conditions shall be delivered to the trustee.

Certain Covenants

        Existence.    Except as permitted under the heading above entitled "—Merger, Consolidation or Sale of Assets," we will be required under each indenture to do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, all material rights (by charter, bylaws and statute) and all material franchises; provided, however, that we shall not be required to preserve any right or franchise if our board of directors determines that the preservation thereof is no longer desirable in the conduct of our business.

        Maintenance of Properties.    Each indenture will require us to cause all of our material properties used or useful in the conduct of our business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will require us to cause to be made all necessary repairs, renewals, replacements, betterments and improvements to those properties, as in our judgment may be necessary so that the business carried on in connection with those properties may be properly and advantageously conducted at all times; provided, however, that we and our Subsidiaries shall not be prevented from selling or otherwise disposing of these properties for value in the ordinary course of business.

        Insurance.    Each indenture will require us to, and to cause each of our Subsidiaries to, keep in force upon all of our and their properties and operations policies of insurance carried with responsible companies in such amounts and covering all risks as shall be customary in the industry in accordance with prevailing market conditions and availability.

        Payment of Taxes and Other Claims.    Each indenture will require us to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed on us or any of our Subsidiaries or upon the income, profits or property of us or any of our Subsidiaries and (b) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon our property or the property of any Subsidiary; provided, however, that we shall not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which we are contesting in good faith through appropriate proceedings.

        Provisions of Financial Information.    Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, we will be required by each indenture, within 15 days after each of the respective dates by which we would have been required to file annual reports, quarterly reports and other documents with the SEC if we were subject to those Sections of the Exchange Act to:

  •
  transmit by mail to all holders of debt securities issued under the indenture, as their names and addresses appear in the applicable register for those debt securities, without cost to the holders, copies of the annual reports, quarterly reports and other documents that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those Sections;

  •
  file with the applicable trustee copies of the annual reports, quarterly reports and other documents that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those Sections; and

  •
  supply promptly, upon written request and payment of the reasonable cost of duplication and delivery, copies of these documents to any prospective holder of the debt securities.

        Except as may otherwise be provided in the prospectus supplement or other offering materials relating to any series of debt securities, the term "Subsidiary," as used in any indenture means any other person of which more than 50% of (a) the equity or other ownership interests or (b) the total voting power of shares of capital stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or general or managing partners thereof is at the time owned by us or one or more of our Subsidiaries or a combination thereof.

        Additional Covenants.    If we make any additional covenants with respect to any series of debt securities, those covenants will be set forth in the prospectus supplement or other offering materials relating to those debt securities.

Events of Default, Notice and Waiver

        Unless otherwise provided in the applicable indenture, each indenture will provide that the following events are "events of default" for any series of debt securities issued under it:

  (1)
  default for 30 days in the payment of any installment of interest on any debt security of that series;

  (2)
  default in the payment of the principal of (or premium, if any, on) any debt security of that series when due, whether at stated maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise;

  (3)
  default in the deposit of any sinking fund payment, when and as due by the terms of any debt security of that series;

  (4)
  default in the performance of any of our other covenants contained in the indenture or in any debt security of that series (other than a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than that series), which continues for 60 days after written notice is given to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series;

  (5)
  default under any bond, debenture, note or other evidence of indebtedness for money borrowed by us or any of our Subsidiaries (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, but not including any indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $25,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us or any of our Subsidiaries (including such leases, but not including such indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $25,000,000, whether the indebtedness exists at the date of the relevant indenture or shall thereafter be created, which default shall have resulted in the indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or which default shall have resulted in the obligation being accelerated, without the acceleration having been rescinded or annulled;

  (6)
  certain events of bankruptcy, insolvency or reorganization with respect to us or any of our Significant Subsidiaries; or

  (7)
  any other event of default provided with respect to a particular series of debt securities.

The term "Significant Subsidiary" as used above has the meaning ascribed to the term in Rule 1-02 of Regulation S-X promulgated under the Securities Act, as the Regulation was in effect on January 1, 1996.

        If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are Original Issue Discount Securities or Indexed Securities, that portion of the principal amount as may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable trustee if given by the holders). However, at any time after the declaration of acceleration with respect to debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority of the principal amount of the outstanding debt securities of that series may rescind and annul the declaration and its consequences if:

  •
  we shall have deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of that series (other than principal that has become due solely as a result of the acceleration), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

  •
  all events of default, other than the nonpayment of accelerated principal (or specified portion thereof), premium, if any, and interest with respect to debt securities of that series, have been cured or waived as provided in the indenture.

        Each indenture will also provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences, except:

  •
  a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series; or

  •
  a default in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected by the default.

        Each indenture will require each trustee to give notice of a default under the indenture to the holders of debt securities within 90 days unless the default shall have been cured or waived, subject to certain exceptions; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of that series) if specified Responsible Officers of the trustee consider a withholding to be in those holders' interest.

        Each indenture will provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to it, and no direction inconsistent with the written request has been given to the trustee during the 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on those debt securities at the respective due dates thereof.

        Each indenture will provide that, subject to provisions in the Trust Indenture Act of 1939 relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of the debt securities then outstanding under the indenture, unless those holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee; provided that the direction shall not conflict with any rule of law or the indenture, and provided further that the trustee may refuse to follow any direction that may involve the trustee in personal liability or that may be unduly prejudicial to the holders of debt securities of that series not joining in the direction to the trustee.

        Within 120 days after the close of each fiscal year, we will be required to deliver to the trustee a certificate, signed by one of several specified officers, stating whether or not the officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status thereof.

Modification of the Indenture

        Modifications and amendments of any indenture will be permitted with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities of each series issued under the indenture affected by the modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each debt security affected thereby:

  •
  change the stated maturity of the principal of, or any installment of principal of, or interest (or premium, if any) on any debt security;

  •
  reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of any debt security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity of the Original Issue Discount Security or would be provable in bankruptcy, or adversely affect any right of repayment at the option of the holder of any debt security (or reduce the amount of premium payable upon any repayment);

  •
  change the place of payment, or the coin or currency, for payment of principal of (or premium, if any) or interest on any debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any debt security when due;

  •
  reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the indenture to waive compliance with certain provisions of the indenture or certain defaults and consequences under the indenture or to reduce the quorum or voting requirements set forth in the indenture; or

  •
  modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

        The holders of a majority in aggregate principal amount of outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive (insofar as that series is concerned) our compliance with certain restrictive covenants in the applicable indenture.

        We, along with the trustee, shall be permitted to modify and amend an indenture without the consent of any holder of debt securities for any of the following purposes:

  •
  to evidence the succession of another person to our obligations under the indenture;

  •
  to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the indenture;

  •
  to add events of default for the benefit of the holders of all or any series of debt securities;

  •
  to add or change any provisions of the indenture to provide that debt securities in bearer form may be registerable as to principal or to change or eliminate any restrictions on the payment of principal of or any premium or interest on debt securities in bearer form or to make certain other provisions relating to debt securities in bearer form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

  •
  to change or eliminate any provisions of the indenture, provided that any such change or elimination does not apply to any outstanding debt securities of a series created prior to the date of the amendment or supplement that are entitled to the benefit of that provision;

  •
  to secure the debt securities;

  •
  to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion of debt securities into common stock or preferred stock;

  •
  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

  •
  to cure any ambiguity or to correct any defect or inconsistency in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with the provisions of the indenture, provided, however, that such action shall not adversely affect the interests of holders of debt securities of any series in any material respect; or

  •
  to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance, covenant defeasance and discharge of any series of debt securities, provided, however, that this action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect.

        Each indenture will provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization,

direction, notice, consent or waiver described in the indenture or whether a quorum is present at a meeting of holders of debt securities:

  •
  the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal of that security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity thereof;

  •
  the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for the debt security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of the debt security of the amount determined as provided in the first bullet above);

  •
  the principal amount of an Indexed Security that shall be deemed outstanding shall be the principal face amount of the Indexed Security at original issuance, unless otherwise provided with respect to the Indexed Security in the applicable prospectus supplement; and

  •
  debt securities owned by us or any other obligor upon the debt securities or any affiliate of ours or of the other obligor shall be disregarded.

        Each indenture will contain provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the trustee, and also, upon our request or request of the holders of at least 10% in principal amount of the outstanding debt securities of a series, in any case upon notice given as provided in the indenture. Except for any consent or waiver that must be given by the holder of each debt security affected thereby, any resolution presented at a meeting or at an adjourned meeting duly reconvened at which a quorum is present, may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of the series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The persons holding or representing a majority in principal amount of the outstanding debt securities of a series shall constitute a quorum for a meeting of holders of that series; provided, however, that if any action is to be taken at a meeting with respect to a consent or waiver that may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of that series, the persons holding or representing the specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum.

        Notwithstanding the foregoing provisions, each indenture will provide that if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of that series and one or more additional series: (a) there shall be no minimum quorum requirement for the meeting and (b) the principal amount of the outstanding debt securities of all those series that are entitled to vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether the request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.

Discharge, Defeasance and Covenant Defeasance

        Unless otherwise indicated in the applicable prospectus supplement or other offering materials, upon our request any indenture shall cease to be of further effect with respect to any series of debt securities issued under the indenture specified in our request (except as to certain limited provisions of the indenture which shall survive) when either (a) all debt securities of that series have been delivered to the trustee for cancellation or (b) all debt securities of that series have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) and we have irrevocably deposited with the applicable trustee, in trust, funds in the currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable an amount sufficient to pay the entire indebtedness on those debt securities in respect of principal (and premium, if any) and interest to the date of the deposit (if those debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

        Each indenture will provide that, unless otherwise indicated in the applicable prospectus supplement or other offering materials, we may elect either to:

  •
  defease and be discharged from any and all obligations with respect to any series of debt securities (except for the obligation, if any, to pay additional amounts in respect of certain taxes imposed on non-U.S. holders of debt securities and the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold money for payment in trust) ("defeasance"); or

  •
  be released from our obligations with respect to certain covenants (which will be described in the relevant prospectus supplement or other offering materials) applicable to the debt securities under the applicable indenture (which may include, subject to a limited exception, the covenants described under "—Certain Covenants"), and any omission to comply with these obligations shall not constitute a default or an event of default with respect to those debt securities ("covenant defeasance"), in either case upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in the currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to those debt securities that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the scheduled due dates.

        A trust may only be established if, among other things, we have delivered to the applicable trustee an opinion of counsel (as specified in the applicable indenture) to the effect that the holders of those debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. Additionally, in the case of defeasance, an opinion of counsel must refer to and be based on a ruling of the Internal Revenue Service (the "IRS") or a change in applicable United States federal income tax law occurring after the date of the applicable indenture. In the event of defeasance, the holders of those debt securities will thereafter be able to look only to the trust fund for payment of principal (and premium, if any) and interest.

        "Government Obligations" means securities that are (a) direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the

United States of America or the government which issued the foreign currency in which the debt securities of that series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or the other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of any Government Obligation held by a custodian for the account of the holder of a depository receipt; provided, however, that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depository receipt.

        Unless otherwise provided in the applicable prospectus supplement or other offering materials, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

  •
  the holder of a debt security of that series is entitled to, and does, elect pursuant to the applicable indenture or the terms of that debt security to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of that debt security, or

  •
  a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which the deposit has been made,

then the indebtedness represented by that debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on that debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of that debt security into the currency, currency unit or composite currency in which the debt security becomes payable as a result of the election or Conversion Event based on the applicable market exchange rate. "Conversion Event" means the cessation of use of:

  •
  a currency, currency unit or composite currency both by the government of the country which issued the currency and for the settlement of transactions by a central bank or other public institution of or within the international banking community; or

  •
  any currency unit or composite currency for the purposes for which it was established.

        In the event we effect a covenant defeasance with respect to any debt securities and those debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default due to a breach of any of the covenants as to which there has been covenant defeasance (which covenants would no longer be applicable to those debt securities as a result of such covenant defeasance), the cash and Government Obligations on deposit with the applicable trustee may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from the event of default. We would, however, remain obligated to make payment of the amounts due at the time of acceleration.

        The applicable prospectus supplement or other offering materials may further describe the provisions, if any, permitting the defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

        The terms and conditions, if any, upon which the debt securities are convertible into common stock, preferred stock or other securities offered hereby will be set forth in the applicable prospectus supplement or other offering materials relating to those debt securities. The terms will include whether the debt securities are convertible into common stock, preferred stock, or other securities offered hereby, and the conversion price or rate (or manner of calculation thereof), and may include, if applicable, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price or rate and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion, including restrictions directed at maintaining our REIT status.

Unclaimed Payments

        We will be repaid for all amounts we pay to a paying agent or a trustee for the payment of the principal of or any premium or interest on any debt security that remains unclaimed at the end of two years after the principal, premium or interest has become due and payable, and the holder of that debt security may look only to us for payment of the principal, premium or interest.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement or other offering materials relating to that series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement or other offering materials relating to that series.

DESCRIPTION OF COMMON STOCK

        We have authority to issue 370,100,000 shares of our common stock, $0.01 par value per share. As of September 30, 2018, we had outstanding 295,145,532 shares of our common stock.

General

        The following description of our common stock sets forth certain general terms and provisions of our common stock to which any prospectus supplement or other offering materials may relate, including a prospectus supplement or other offering materials relating to shares of our common stock that may be issuable upon conversion of our debt securities, preferred stock or depositary shares or upon exercise of our warrants. The statements below and elsewhere in this prospectus, any accompanying prospectus supplement or any other offering materials we may provide you in connection with an offering of securities that describe certain terms and provisions of our common stock. charter or bylaws do not purport to be complete,, do not contain all of the information that may be important to you, and are in all respects subject to, and qualified in their entirety by reference to, the Maryland General Corporation Law, or MGCL, and the applicable provisions of our charter and bylaws, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference herein and may be obtained as described below under "Where You Can Find More Information" and "Incorporation by Reference." The following description should be read in conjunction with the information appearing in this prospectus under the captions "Restrictions on Ownership and Transfers of Stock" and "Certain Provisions of Maryland Law and Our Charter and Bylaws" (as such information may be amended or supplemented from time to time by information appearing in documents that we file with the SEC after the date of this prospectus supplement that are incorporated or deemed to be incorporated by reference herein or by information appearing in the applicable prospectus supplement or other offering materials we may provide you in connection with an offering of common stock) which provides important additional information about our common stock. Unless otherwise expressly stated or the context otherwise requires, all references to "our company," "Realty Income," "our," "we" and "us" and all similar references appearing under this caption "Description of Common Stock" mean Realty Income Corporation, a Maryland corporation, excluding its subsidiaries.

Terms

        Subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding the restrictions on ownership and transfer of stock, holders of our common stock are entitled to receive dividends when, as and if authorized by our board of directors and declared by us out of assets legally available therefor. The terms of any preferred stock we may issue in the future may provide for restrictions or prohibitions on the payment of dividends on, and the purchase of, our common stock and may also provide for holders of that class or series of preferred stock to receive preferential distributions in the event of our liquidation, dissolution or winding up before any payments may be made on our common stock. For additional information, see "General Description of Preferred Stock" in this prospectus and, if applicable, the articles supplementary classifying and designating shares of any class or series of preferred stock we may subsequently issue, which will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference in this prospectus or another document we file with the SEC, and the description of any such subsequently issued class or series of our preferred stock contained in the applicable Registration Statement on Form 8-A, including any subsequently filed amendments and reports filed for purposes of updating such descriptions, all of which may be obtained as described below under "Where You Can Find More Information" and "Incorporation by Reference."

        Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock or preferred stock into other classes or series of stock and to establish the number of shares in each class or series and to set the terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series. Thus, the board of directors could cause the issuance of shares of preferred stock with dividend rights, rights to distributions in the event of our liquidation, dissolution or winding up, voting rights or other rights that could adversely affect the rights of holders of our common stock or delay or prevent a tender offer or change of control of our company that might involve a premium price for shares of our common stock or otherwise be in their best interests, any of which could adversely affect the market price of our common stock. For additional information, see "General Description of Preferred Stock" and "Certain Provisions of Maryland Law and of our Charter and Bylaws—Effect of Certain Provisions of Maryland Law and our Charter and Bylaws."

        Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our common stock (see "Restrictions on Ownership and Transfers of Stock" below), each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors (other than any directors to be elected exclusively by holders of our outstanding preferred stock or any other class or series of our stock) and, except as provided with respect to any other class or series of stock, the holders of shares of our common stock will possess the exclusive voting power.

        Holders of our common stock do not have cumulative voting rights in the election of directors, which means that holders of more than 50% of all the shares of our common stock voting for the election of directors can elect all the directors standing for election (other than any directors to be elected exclusively by holders of our outstanding preferred stock or any other class or series of our stock) at the time if they choose to do so, and the holders of the remaining shares of our common stock cannot elect any such directors. All of our directors currently serve a one year term. Holders of shares of common stock do not have preemptive rights, which means they have no right under the charter, bylaws, or Maryland law to acquire any additional shares of common stock that may be issued by us at a subsequent date. Holders of shares of common stock have no preference, conversion, exchange, sinking fund or redemption rights. Under Maryland law, stockholders generally are not liable for the corporation's debts or obligations.

        Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert into another entity, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by its stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Our charter provides that any such action shall be effective if approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter. Because the term "substantially all" of a company's assets is not defined in the MGCL, it is subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular transaction. Accordingly, there may be uncertainty as to whether a sale of "substantially all" of our assets has taken place within the meaning of the MGCL provisions described above.

Restrictions on Ownership

        For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, not more than 50% in value of our outstanding stock may be owned, actually or constructively, by or for five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year. To assist us in meeting this requirement and certain other requirements relating to our tax status as a REIT, among other purposes, our charter contains provisions intended to limit the actual, beneficial or constructive ownership by a single person or entity of our outstanding shares of common stock. See "Restrictions on Ownership and Transfers of Stock" below.

Transfer Agent

        The registrar and transfer agent for our common stock is Computershare Trust Company, N.A.

 GENERAL DESCRIPTION OF PREFERRED STOCK

        We are authorized to issue 69,900,000 shares of preferred stock, $0.01 par value per share. As of September 30, 2018, no shares of preferred stock were outstanding. For a description of some of the terms of any class or series of preferred stock we may issue in the future, see the articles supplementary classifying and designating shares of such class or series of preferred stock, which will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or a document incorporated or deemed to be incorporated by reference in this prospectus or other document we file with the SEC, and the description of such class or series of preferred stock contained in the applicable Registration Statement on Form 8-A, including any subsequently filed amendments and reports filed for the purpose of updating such description, all of which may be obtained as described below under "Where You Can Find More Information" and "Incorporation by Reference."

General

        The following description of our preferred stock sets forth certain general terms and provisions of our preferred stock to which any prospectus supplement or other offering materials may relate. The statements below describing our preferred stock are not complete, do not contain all of the information that may be important to you and are in all respects subject to, and qualified in their entirety by reference to, the MGCL and the applicable provisions of our charter (including the applicable articles supplementary classifying and designating shares of a class or series of preferred stock) and our bylaws, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or a document incorporated or deemed to be incorporated by reference herein and may be obtained as described below under "Where You Can Find More Information" and "Incorporation by Reference." The following description should be read in conjunction with the information appearing in this prospectus under the captions "Restrictions on Ownership and Transfers of Stock" and "Certain Provisions of Maryland Law and Our Charter and Bylaws" (as such information may be amended or supplemented from time to time by information appearing in documents that we file with the SEC after the date of this prospectus supplement and that are incorporated by reference herein or by information appearing in the applicable prospectus supplement or other offering materials we may provide you in connection with an offering of preferred stock), which provides important additional information about our preferred stock. You should review our charter and bylaws and the articles supplementary classifying and designating shares of the applicable class or series of our preferred stock carefully before you invest. Unless otherwise expressly stated or the context otherwise requires, as used under this caption "General Description of Preferred Stock," references to "our company," "Realty Income," "our," "we" and "us," and all similar references mean Realty Income Corporation, a Maryland corporation, excluding its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

        Our charter authorizes our board of directors to classify and reclassify any unissued shares of common stock or preferred stock into, among other things, one or more classes or series of preferred stock. Prior to the issuance of shares of each class or series, our board is required by the MGCL and our charter to determine the number of shares of such class or series and to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. Thus, the board of directors could authorize the issuance of shares of preferred stock with dividend rights, rights to distributions in the event of our liquidation, dissolution or winding up, voting rights or other rights that could adversely affect the rights of holders of our common stock or any other class or series of our preferred stock or which could have the effect of delaying or preventing a tender offer or a change of control of our company that might involve a premium price for holders of our stock or otherwise be in their best interests, any of which could adversely affect the market price of our common stock or any class or series of our preferred stock. For additional information, see "Certain Provisions of Maryland Law and of our Charter and Bylaws—Effect of Certain Provisions of Maryland Law and our Charter and Bylaws."

        You should refer to the prospectus supplement or other offering materials relating to any class or series of our preferred stock offered thereby for specific terms of and other information concerning such class or series of preferred stock, including:

  (1)
  the title of such class or series of preferred stock;

  (2)
  the number of shares of such class or series of preferred stock offered, the liquidation preference per share and the offering price of such class or series of preferred stock;

  (3)
  the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation thereof, applicable to such class or series of preferred stock;

  (4)
  whether the dividends will be cumulative or not and, if cumulative, the date from which dividends on such class or series of preferred stock shall accumulate;

  (5)
  the procedures for any auction and remarketing, if any, for such class or series of preferred stock;

  (6)
  the provision for a sinking fund, if any, for such class or series of preferred stock;

  (7)
  any voting rights of such class or series of preferred stock, which may include, among other things, the right to elect one or more directors;

  (8)
  the provision for redemption, if applicable, of such class or series of preferred stock;

  (9)
  any listing of such class or series of preferred stock on any securities exchange;

  (10)
  the terms and conditions, if applicable, upon which such class or series of preferred stock will be convertible into common stock or other securities, including the conversion price or rate (or manner of calculation thereof);

  (11)
  a discussion of federal income tax considerations applicable to such class or series of preferred stock;

  (12)
  any limitations on actual, beneficial or constructive ownership of, and restrictions on transfer of, such class or series of preferred stock, in each case as may be appropriate to preserve our REIT status;

  (13)
  the relative ranking and preferences of such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

  (14)
  whether liquidation preferences on such class or series of preferred stock will be counted as liabilities of ours in determining whether distributions to stockholders can be made under the MGCL;

  (15)
  any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with such class or series of preferred stock as to dividend rights or rights upon liquidation, dissolution or winding up of our affairs; and

  (16)
  any other specific terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of such class or series of preferred stock.

Rank

        Unless otherwise specified in the applicable prospectus supplement or other offering materials, the preferred stock of any class or series offered by this prospectus and the applicable prospectus supplement will rank, with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up:

  •
  senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in the two immediately following bullet points;

  •
  on a parity with all equity securities issued by us the terms of which specifically provide that such equity securities rank on a parity with the preferred stock of such class or series with respect to rights to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up; and

  •
  junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to the preferred stock of such class or series with respect to rights to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up.

For these purposes, the term "equity securities" does not include convertible debt securities.

Restrictions on Ownership

        For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, actually or constructively, by or for five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year. To assist us in meeting this requirement and certain other requirements relating to our tax status as a REIT, the articles supplementary establishing any class or series of preferred stock may contain provisions, which will be described in the applicable prospectus supplement or other offering materials, intended to limit the actual, beneficial or constructive ownership by a single person or entity of our outstanding preferred stock. See "Restrictions on Ownership and Transfers of Stock" below.

Transfer Agent

        The transfer agent and registrar for any class or series of preferred stock will be set forth in the applicable prospectus supplement or other offering materials.

 DESCRIPTION OF OTHER SECURITIES

        We will set forth in the applicable prospectus supplement a description of any depositary shares or warrants that may be offered and sold pursuant to this prospectus and such prospectus supplement. Among other things, we may issue depositary shares representing fractional interests in shares of a class or series of our preferred stock and we may issue warrants exercisable for any of our other securities offered by this prospectus.

 RESTRICTIONS ON OWNERSHIP AND TRANSFERS OF STOCK

Internal Revenue Code Requirements

        To maintain our REIT status under the Code, no more than 50% in value of our outstanding shares of stock may be owned, actually or constructively, by or for five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. In addition, if we, or an owner of 10% or more of our stock, actually or constructively owns 10% or more of a tenant of ours (or a tenant of any partnership or limited liability company that is treated as a partnership for federal income tax purposes in which we are a partner or member), the rent received by us (either directly or through one or more subsidiaries) from that tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. A REIT's stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year.

Transfer Restrictions in Charter

        Because we expect to continue to qualify as a REIT, our charter contains restrictions on the ownership and transfer of our common stock which, among other purposes, are intended to assist us in complying with applicable Code requirements. Our charter provides that, subject to certain specified exceptions, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (by value or by number of shares, whichever is more restrictive) of our outstanding shares of common stock. We refer to this restriction as the "ownership limit." The constructive ownership rules of the Code are complex, and may cause shares of common stock owned actually or constructively by a group of related individuals and/or entities to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the shares of common stock (or the acquisition of an interest in an entity that owns, actually or constructively, common stock) by an individual or entity, could nevertheless cause that individual or entity, or another individual or entity, to constructively own more than 9.8% of our outstanding common stock and thus violate the ownership limit, or any other limit as provided in our charter or as otherwise permitted by our board of directors. Our board of directors may, but in no event is required to, exempt from the ownership limit a particular stockholder if it determines that such ownership will not jeopardize our status as a REIT. As a condition of such exemption, the board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving our REIT status.

        Our charter further prohibits (1) any person from actually or constructively owning shares of our common stock that would result in our being "closely held" under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT, and (2) any person from transferring shares of our common stock if such transfer would result in shares of our capital stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

        Any person who acquires or attempts to acquire actual or constructive ownership of shares of our common stock that would violate any of the foregoing restrictions on transferability and ownership is required to give notice to us immediately and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT and such determination is approved by the holders of two-thirds of all shares entitled to vote on the matter, as required by our charter. Except as otherwise described above, any change in the ownership limit would require an amendment to the charter.

        We anticipate that any class or series of preferred stock that we issue in the future will be subject to similar restrictions. The restrictions on transfer applicable to any class or series of preferred stock we issue will be described in the applicable prospectus supplement or other offering materials.

Effect of Violation of Transfer Provisions

        According to our charter, if any purported transfer of common stock or any other event would result in any person violating the ownership limit or such other limit as provided in the charter, or as otherwise permitted by our board of directors, or result in our being "closely held" under Section 856(h) of the Code, or otherwise cause us to fail to qualify as a REIT, then the number of shares that would otherwise cause such violation or result will be transferred automatically to a trust, the beneficiary of which will be a qualified charitable organization selected by us. Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer.

        Within 20 days of receiving notice from us of the transfer of shares to the trust, the trustee of the trust (who shall be designated by us and be unaffiliated with us and any prohibited transferee or prohibited owner) will be required to sell such shares to a person or entity who could own the shares without violating the ownership limit, or any other limit as provided in our charter or as otherwise permitted by our board of directors, and distribute to the prohibited transferee or prohibited owner, as applicable, an amount equal to the lesser of the price paid by the prohibited transferee or prohibited owner for such shares or the net sales proceeds received by the trust for such shares. In the case of any event other than a transfer, or in the case of a transfer for no consideration (such as a gift), the trustee will be required to sell such shares to a qualified person or entity and distribute to the prohibited owner an amount equal to the lesser of the market price (determined as provided in our charter) of such shares as of the date of the event resulting in the transfer or the net sales proceeds received by the trust for such shares. In either case, any proceeds in excess of the amount distributable to the prohibited transferee or prohibited owner, as applicable, will be distributed to the beneficiary. Prior to a sale of any such shares by the trust, the trustee will be entitled to receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to such shares, and also will be entitled to exercise all voting rights with respect to such shares.

        Subject to Maryland law, effective as of the date that such shares have been transferred to the trust, the trustee shall have the authority (at the trustee's sole discretion) (1) to rescind as void any vote cast by a prohibited transferee or prohibited owner, as applicable, prior to the discovery by us that such shares have been transferred to the trust and (2) to recast such vote in accordance with the desires of the trustee acting for the benefit of the beneficiary. However, if we have already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast that vote. Any dividend or other distribution paid to the prohibited transferee or prohibited owner prior to the discovery by us that such shares had been automatically transferred to a trust as described above will be required to be repaid to the trustee upon demand for distribution to the beneficiary. In the event that the transfer to the trust as described above is not automatically effective (for any reason) to prevent violation of the ownership limit or any other limit as provided in our charter or as otherwise permitted by our board of directors, then our charter provides that the transfer of such shares will be void.

        In addition, shares of our common stock held in the trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (2) the market price on the date we, or our designee, accept such offer. We shall have the right to accept such offer until the trustee has sold the shares of common stock held in the trust. Upon such a sale to us, the interest of the beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited transferee or prohibited owner, and any dividends or other distributions held by the trustee with respect to such shares will be paid to the beneficiary.

        If any purported transfer of shares of common stock would cause us to be beneficially owned by fewer than 100 persons, such transfer will be null and void in its entirety and the intended transferee will acquire no rights to the stock.

        All certificates representing shares of our common stock will bear a legend referring to the restrictions described above. The foregoing ownership limitations could delay, defer or prevent a transaction or a change in control of Realty Income that might involve a premium price for our common stock or otherwise be in the best interests of stockholders.

        As set forth in the Treasury Regulations promulgated under the Code, every owner of a specified percentage (or more) of the outstanding shares of our stock (including both common stock and preferred stock) must file a completed questionnaire with us containing information regarding their ownership of such shares. Under current Treasury Regulations, the percentage will be set between 0.5% and 5.0%, depending upon the number of record holders of our shares of stock. Under our charter, each common stockholder shall upon demand be required to disclose to us in writing such information as we may request, in good faith, in order to determine the effect, if any, of such common stockholder's actual and constructive ownership of common stock on our status as a REIT and to ensure compliance with the ownership limit, or any other limit as provided in our charter or as otherwise permitted by our board of directors.

        The transfer restrictions and limitations described above could delay or prevent a tender offer or change in control of our company or reduce the possibility that a third party will attempt such a transaction, even if a tender offer or a change in control were in our stockholders' best interests or involved a premium price for our stock, which could adversely affect the market price of our common stock or any class or series of our preferred stock.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

        The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to, and qualified in its entirety by reference to, our charter and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and to the MGCL. See "Where You Can Find More Information."

Election and Removal of Directors

        Our charter and bylaws provide that our board of directors may establish the number of directors of our company as long as the number is not fewer than the minimum number required under the MGCL, which is one, nor, unless our bylaws are amended, more than 15.

        Pursuant to our charter, each of our directors is elected by our stockholders to serve until the next annual meeting following his or her election and until his or her successor is duly elected and qualifies.

        Pursuant to our bylaws, directors in uncontested elections are elected upon the affirmative vote of a majority of the total votes cast for and against such nominee at a duly called meeting of stockholders, and directors in contested elections are elected by a plurality of all of the votes cast. In both uncontested and contested elections, holders of shares of our common stock have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock will be able to elect all of our directors.

        Under the MGCL and our bylaws, except as otherwise provided in the terms of any class or series of our stock, vacancies on our board of directors created by any reason other than an increase in the number of directors may be filled by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority vote of the entire board. Any individual elected to fill a vacancy will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies.

        Our charter provides that, subject to the rights of holders of shares of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause and by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast generally in the election of directors.

Amendment to Charter and Bylaws

        Except as provided in the MGCL, amendments to our charter must be advised by our board of directors and approved by the affirmative vote of our stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Our board of directors generally has the power to amend our bylaws; provided, that, amendments to certain provisions in our bylaws related to a written statement required to be furnished to stockholders in the event of certain distributions, our investment policy and restrictions, an annual report to stockholders and the definitions used in those sections of our bylaws must be approved by the affirmative vote of our stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Additionally, our bylaws may be amended by the affirmative vote of the holders of a majority of all votes entitled to be cast on the matter pursuant to a binding proposal submitted for approval at any annual or special meeting of stockholders by any stockholder or group of up to five stockholders holding at least one percent of the outstanding shares of our common stock for at least one year and who comply with the advance notice provisions in our bylaws. A stockholder proposal submitted under the bylaws may not alter or repeal the amendment provisions of the bylaws or the provisions of the bylaws related to indemnification of our directors and officers, in either case, without the approval of the board of directors.

Maryland Business Combination Act

        Under the MGCL, certain "business combinations" (including certain issuances of equity securities) between a Maryland corporation and any person who beneficially owns ten percent or more of the voting power of the corporation's outstanding voting stock, or an affiliate or associate of the corporation who beneficially owned ten percent or more of the voting power at any time within the preceding two years, in each case referred to as an "interested stockholder," or an affiliate thereof, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be approved by two super-majority stockholder votes unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares of common stock. The business combination provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. These provisions of the MGCL may delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stock or any class or series of our preferred stock, or otherwise be in the best interests of our stockholders.

Maryland Control Share Acquisition Act

        The MGCL provides that holders of "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquirer, by officers of the corporation or by employees who are directors of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-tenth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem for fair value any and all of the control shares (except those for which voting rights have previously been approved). Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or, if a meeting of stockholders is held at which the voting rights of such shares are considered and not approved, as of the date of the meeting. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights, meaning that they may require us to repurchase their shares for their appraised value as determined pursuant to the MGCL. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute does not apply to (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) acquisitions exempted by the charter or bylaws of the corporation, adopted at any time before the acquisition of the shares.

        As permitted by the MGCL, our bylaws contain a provision exempting us from the control share acquisition statute. That bylaw provision states that the control share statute shall not apply to any acquisition by any person of shares of our stock. Our board of directors may, without the consent of any of our stockholders, amend or eliminate this bylaw provision at any time, which means that we would then become subject to the Maryland control share acquisition statute, and there can be no assurance that such provision will not be amended or eliminated by our board of directors at any time in the future.

Subtitle 8

        Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to be subject to any or all of five provisions, including:

  •
  a classified board;

  •
  a two-thirds vote requirement for removing a director;

  •
  a requirement that the number of directors be fixed only by vote of the board of directors;

  •
  a requirement that a vacancy on the board of directors be filled only by a vote of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; and

  •
  a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

        We have not elected to be subject to any of the provisions of Subtitle 8, including the provisions that would permit us to classify our board of directors or increase the vote required to remove a director without stockholder approval. Through provisions in our charter and bylaws unrelated to Subtitle 8, we (1) vest in our board of directors the exclusive power to fix the number of directors and (2) require, unless called by our chairman, our chief executive officer, our president or our board of directors, the request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting to call a special meeting of stockholders. The provisions of Subtitle 8 expressly provide that Subtitle 8 does not limit the power of a Maryland corporation, by provision in its charter, to confer on the holders of any class or series of preferred stock the right to elect one or more directors or designate the terms and voting powers of directors, which may vary among directors.

Special Meetings of Stockholders

        Pursuant to our bylaws, our chairman, our chief executive officer, our president or our board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be considered by our stockholders will also be called by our secretary upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting on such matter, accompanied by the information required by our bylaws. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary may prepare and deliver the notice of the special meeting.

Proxy Access

        Our bylaws include provisions permitting, subject to certain eligibility, procedural and disclosure requirements, qualifying stockholders, or a qualifying group of no more than 20 stockholders, who have maintained continuous ownership of at least three percent of our outstanding shares of common stock for at least three years to require us to include in our proxy materials for an annual meeting of stockholders a number of director nominees not to exceed the greater of two nominees or 20 percent of the number of directors up for election.

Advance Notice of Director Nomination and New Business

        Our bylaws provide that nominations of individuals for election as directors and proposals of business to be considered by stockholders at any annual meeting may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by any stockholder who was a stockholder of record as of the record date set by the board for the annual meeting, at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on such other proposed business and who has complied with the advance notice procedures and, if applicable, the proxy access provisions, of our bylaws. Stockholders generally must provide notice to our secretary not earlier than the 150th day or later than 5:00 p.m., Pacific Time, on the 120th day before the first anniversary of the date our proxy statement was released for the preceding year's annual meeting.

        Only the business specified in the notice of the meeting may be brought before a special meeting of our stockholders. Nominations of individuals for election as directors at a special meeting of stockholders may be made only (1) by or at the direction of our board of directors, (2) by a stockholder that has requested that a special meeting be called for the purpose of electing directors in compliance with our bylaws or (3) if the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record as of the record date set by the board for the special meeting, at the time of giving the notice required by our bylaws and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures of our bylaws. Stockholders generally must provide notice to our secretary not earlier than the 120th day before such special meeting or later than 5:00 p.m., Pacific Time, on the later of the 90th day before the special meeting or the tenth day after the first public announcement of the date of the special meeting and the nominees of our board of directors to be elected at the meeting.

        A stockholder's notice must contain certain information specified by our bylaws about the stockholder, its affiliates and any proposed business or nominee for election as a director, including information about the economic interest of the stockholder, its affiliates and any proposed nominee in us.

Effect of Certain Provisions of Maryland Law and our Charter and Bylaws

        Our charter contains restrictions on ownership and transfer of our stock intended to, among other purposes, assist us in maintaining our status as a REIT for United States federal and/or state income tax purposes. For example, our charter restricts any person or entity from acquiring actual or constructive ownership of more than 9.8% (by value or by number of shares, whichever is more restrictive) of our outstanding shares of common stock. See "Restrictions on Ownership and Transfers of Stock." These restrictions could delay or prevent a tender offer or change in control of our company or reduce the possibility that a third party will attempt such a transaction, even if a tender offer or a change of control were in our stockholders' interests or involved a premium price for our common stock, which could adversely affect the market price of our common stock.

        Our charter authorizes our board of directors to issue preferred stock of the company, including convertible preferred stock, without stockholder approval. The board of directors may establish the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of any class or series of preferred stock we may issue, which may include voting rights and rights to convert such preferred stock into common stock. See "General Description of Preferred Stock." The issuance of preferred stock could delay or prevent a tender offer or change in control of our company or reduce the possibility that a third party will attempt such a transaction, even if a tender offer or a change of control were in our stockholders' interests or involved a premium price for our common stock or any class or series of our preferred stock, which could adversely affect the market price of our common stock and any such class or series of preferred stock.

        Our charter and bylaws also provide that the number of directors may be established only by our board of directors, which prevents our stockholders from increasing the number of our directors and filling any vacancies created by such increase with their own nominees. The provisions of our bylaws discussed above under the captions "—Special Meetings of Stockholders" and "—Advance Notice of Director Nomination and New Business" require stockholders seeking to call a special meeting, nominate an individual for election as a director or propose other business at an annual or special meeting to comply with certain notice and information requirements. These provisions, alone or in combination, could make it more difficult for our stockholders to remove incumbent directors or fill vacancies on our board of directors with their own nominees and could delay or prevent a proxy contest, tender offer or change in control of our company or reduce the possibility that a third party will attempt such a contest or transaction, even if a proxy contest, tender offer or a change of control were in our stockholders' interests or involved a premium price for our common stock or any class or series of our preferred stock, which could adversely affect the market price of our common stock and any such class or series of preferred stock.

 UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general discussion of certain material U.S. federal income tax considerations regarding our election to be taxed as a REIT and the acquisition, ownership and disposition of our capital stock or debt securities. Supplemental U.S. federal income tax considerations relevant to holders of the securities offered by this prospectus (including warrants, preferred stock and depositary shares) may be provided in the prospectus supplement or a free writing prospectus that relates to those securities or a document incorporated by reference in the prospectus supplement. For purposes of this discussion, references to "we," "our" and "us" mean only Realty Income Corporation and do not include any of its subsidiaries, except as otherwise indicated. This discussion is for general information only and is not tax advice. The information under this caption "United States Federal Income Tax Considerations" (a) supersedes and replaces in its entirety the information appearing in our Form 8-K filed with the SEC on February 27, 2018 (including Exhibit 99.1 thereto) and (b) may be amended, supplemented or superseded (in whole or in part) from time to time by information in documents we subsequently file with the SEC that are incorporated by reference in this prospectus.

        The information in this discussion is based on:

  •
  the Code;

  •
  current, temporary and proposed Treasury Regulations promulgated under the Code;

  •
  the legislative history of the Code;

  •
  administrative interpretations and practices of the IRS; and

  •
  court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. The sections of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT, its stockholders and the holders of its debt securities. This discussion is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated under the Code, and administrative and judicial interpretations thereof. Potential tax reforms may result in significant changes to the rules governing U.S. federal income taxation. New legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may significantly and adversely affect our ability to qualify as a REIT, the U.S. federal income tax consequences of such qualification, or the U.S. federal income tax consequences of an investment in our capital stock or debt securities, including those described in this discussion. Moreover, the law relating to the tax treatment of other entities, or an investment in other entities, could change, making an investment in such other entities more attractive relative to an investment in a REIT. Any such changes could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any U.S. federal tax laws other than U.S. federal income tax laws, associated with the acquisition, ownership or disposition of our capital stock or debt securities, or our election to be taxed as a REIT.

  You are urged to consult your tax advisor regarding the tax consequences to you of:

  •
  the acquisition, ownership and disposition of our capital stock or debt securities, including the U.S. federal, state, local, non-U.S. and other tax consequences;

  •
  our election to be taxed as a REIT for U.S. federal income tax purposes; and

  •
  potential changes in applicable tax laws.

Taxation of Our Company

        General.    We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1994. We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with such taxable year, and we intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See "—Failure to Qualify" for potential tax consequences if we fail to qualify as a REIT.

        Latham & Watkins LLP has acted as our tax counsel in connection with our filing of this prospectus and our election to be taxed as a REIT. Latham & Watkins LLP has rendered an opinion to us, as of the date of this prospectus, to the effect that, commencing with our taxable year ending December 31, 1994, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year have satisfied or will satisfy those requirements. Further, the anticipated U.S. federal income tax treatment described herein may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to the date of such opinion.

        Provided we qualify for taxation as a REIT, we generally will not be required to pay U.S. federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will, however, be required to pay U.S. federal income tax as follows:

  •
  First, we will be required to pay regular U.S. federal corporate income tax on any undistributed REIT taxable income, including undistributed capital gain.

  •
  Second, if we have (1) net income from the sale or other disposition of "foreclosure property" held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay regular U.S. federal corporate income tax on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property. See "—Foreclosure Property."

  •
  Third, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

  •
  Fourth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

  •
  Fifth, if we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset tests), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

  •
  Sixth, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

  •
  Seventh, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

  •
  Eighth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we generally will be required to pay regular U.S. federal corporate income tax on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. Under applicable Treasury Regulations, any gain from the sale of property we acquired in an exchange under Section 1031 (a like-kind exchange) or Section 1033 (an involuntary conversion) of the Code generally is excluded from the application of this built-in gains tax.

  •
  Ninth, our subsidiaries that are C corporations, including our "taxable REIT subsidiaries" described below, generally will be required to pay regular U.S. federal corporate income tax on their earnings.

  •
  Tenth, we will be required to pay a 100% tax on any "redetermined rents," "redetermined deductions," "excess interest" or "redetermined TRS service income," as described below under "—Penalty Tax." In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a taxable REIT subsidiary of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations. Redetermined TRS service income generally represents income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf.

  •
  Eleventh, we may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the tax basis of the stockholder in our capital stock.

  •
  Twelfth, if we fail to comply with the requirement to send annual letters to our stockholders holding at least a certain percentage of our stock, as determined under applicable Treasury Regulations, requesting information regarding the actual ownership of our stock, and the failure is not due to reasonable cause or is due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.

        We and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state and local income, property and other taxes on our assets and operations.

        From time to time, we may own properties in other countries, which may impose taxes on our operations within their jurisdictions. To the extent possible, we will structure our activities to minimize our non-U.S. tax liability. However, there can be no assurance that we will be able to eliminate our non-U.S. tax liability or reduce it to a specified level. Furthermore, as a REIT, both we and our stockholders will derive little or no benefit from foreign tax credits arising from those non-U.S. taxes.

        Requirements for Qualification as a REIT.    The Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  that issues transferable shares or transferable certificates to evidence its beneficial ownership;

  (3)
  that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

  (4)
  that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

  (5)
  that is beneficially owned by 100 or more persons;

  (6)
  not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

  (7)
  that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

        The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term "individual" includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.

        We believe that we have been organized and have operated in a manner that has allowed us, and will continue to allow us, to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. A description of the share ownership and transfer restrictions relating to our capital stock is contained in the discussion in this prospectus under the heading "Restrictions on Ownership and Transfers of Stock." These restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy, the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See "—Failure to Qualify."

        In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

        Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.    In the case of a REIT that is a partner in a partnership (for purposes of this discussion, references to "partnership" include a limited liability company treated as a partnership for U.S. federal income tax purposes, and references to "partner" include a member in such a limited liability company), Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of any partnership or disregarded entity for U.S. federal income tax purposes in which we directly or indirectly own an interest is treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the U.S. federal income taxation of partnerships is set forth below in "—Tax Aspects of the Subsidiary Partnerships and the Limited Liability Companies."

        We generally have control of our subsidiary partnerships and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships. If a partnership in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or take other corrective action on a timely basis. In such a case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

        We may from time to time own and operate certain properties through wholly-owned subsidiaries that we intend to be treated as "qualified REIT subsidiaries" under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation's outstanding stock and do not elect with the subsidiary to treat it as a "taxable REIT subsidiary," as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the U.S. federal income tax requirements described in this discussion, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to U.S. federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under "—Asset Tests."

        Ownership of Interests in Taxable REIT Subsidiaries.    We currently own an interest in a number of taxable REIT subsidiaries and may acquire securities in additional taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to U.S. federal income tax as a regular C corporation. A REIT's ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset test described below. See "—Asset Tests." For taxable years beginning after December 31, 2017, taxpayers are subject to a limitation on their ability to deduct net business interest generally equal to 30% of adjusted taxable income, subject to certain exceptions. See "—Annual Distribution Requirements." While not certain, this provision may limit the ability of our taxable REIT subsidiaries to deduct interest, which could increase their taxable income.

        Income Tests.    We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from investments relating to real property or mortgages on real property, including "rents from real property," dividends from other REITs and, in certain circumstances, interest, or certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

        Rents we receive from a tenant will qualify as "rents from real property" for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

  •
  The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term "rents from real property" solely because it is based on a fixed percentage or percentages of receipts or sales;

  •
  Neither we nor an actual or constructive owner of 10% or more of our capital stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a taxable REIT subsidiary of ours, however, will not be excluded from the definition of "rents from real property" as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a "controlled taxable REIT subsidiary" is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as "rents from real property." For purposes of this rule, a "controlled taxable REIT subsidiary" is a taxable REIT subsidiary in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;

  •
  Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as "rents from real property." To the extent that rent attributable to personal property, leased in connection with a lease of real property, exceeds 15% of the total rent received under the lease, we may transfer a portion of such personal property to a taxable REIT subsidiary; and

  •
  We generally may not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services to our tenants, or a taxable REIT subsidiary (which may be wholly or partially owned by us) to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as "rents from real property."

        We generally do not intend to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent we determine, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we generally have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of value.

        From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income under, and thus will be exempt from, the 75% and 95% gross income tests. The term "hedging transaction," as used above, generally means (A) any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test or any property which generates such income and (B) new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

        From time to time we may own properties or entities located outside the United States. These acquisitions could cause us to incur foreign currency gains or losses. Any foreign currency gains, to the extent attributable to specified items of qualifying income or gain, or specified qualifying assets, however, generally will not constitute gross income for purposes of the 75% and 95% gross income tests, and therefore will be excluded from these tests.

        To the extent our taxable REIT subsidiaries pay dividends or interest, our allocable share of such dividend or interest income will qualify under the 95%, but not the 75%, gross income test (except that our allocable share of such interest would also qualify under the 75% gross income test to the extent the interest is paid on a loan that is adequately secured by real property).

        We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

        If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:

  •
  following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

  •
  our failure to meet these tests was due to reasonable cause and not due to willful neglect.

        It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. See "—Failure to Qualify" below. As discussed above in—General," even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

        Prohibited Transaction Income.    Any gain that we realize on the sale of property (other than any foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including any gain realized by our qualified REIT subsidiaries and our share of any gain realized by any of the partnerships in which we own an interest, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our properties and to make occasional sales of the properties as are consistent with our investment objectives. We do not intend, and do not intend to permit any of the partnerships in which we own an interest, to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by us or our subsidiary partnerships are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% penalty tax will not apply to gains from the sale of assets that are held through a taxable REIT subsidiary, but such income will be subject to regular U.S. federal corporate income tax.

        Penalty Tax.    Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary of ours, redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations, and redetermined TRS service income is income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

        We do not believe we have been, and do not expect to be, subject to this penalty tax, although any rental or service arrangements we enter into from time to time may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on any overstated rents paid to us, or any excess deductions or understated income of our taxable REIT subsidiaries.

        Asset Tests.    At the close of each calendar quarter of our taxable year, we must also satisfy certain tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. government securities. For purposes of this test, the term "real estate assets" generally means real property (including interests in real property and interests in mortgages on real property or on both real property and, to a limited extent, personal property), shares (or transferable certificates of beneficial interest) in other REITs, any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years (but only for the one-year period beginning on the date the REIT receives such proceeds), debt instruments of publicly offered REITs, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.

        Second, not more than 25% of the value of our total assets may be represented by securities (including securities of taxable REIT subsidiaries), other than those securities includable in the 75% asset test.

        Third, of the investments included in the 25% asset class, and except for certain investments in other REITs, our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer's securities may not exceed 5% of the value of our total assets , and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, securities satisfying the "straight debt" safe-harbor, securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership in which we own an interest will be based on our proportionate interest in any securities issued by the partnership, excluding for this purpose certain securities described in the Code. From time to time we may own securities (including debt securities) of issuers that do not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary. We intend that our ownership of any such securities will be structured in a manner that allows us to comply with the asset tests described above.

        Fourth, not more than 20% (25% for taxable years beginning after July 30, 2008 and before January 1, 2018) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. We currently own 100% of the stock of certain corporations that have elected, together with us, to be treated as our taxable REIT subsidiaries, and we may acquire securities in additional taxable REIT subsidiaries in the future. So long as each of these companies qualifies as a taxable REIT subsidiary of ours, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of the securities of such companies. We believe that the aggregate value of our taxable REIT subsidiaries has not exceeded, and in the future will not exceed, 20% (25% for taxable years beginning after July 30, 2008 and before January 1, 2018) of the aggregate value of our gross assets. We generally do not obtain independent appraisals to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.

        Fifth, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets, as described above (e.g., a debt instrument issued by a publicly offered REIT that is not secured by a mortgage on real property).

        The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through our qualified REIT subsidiaries or partnerships) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of an increase in our interest in any partnership that owns such securities). For example, our indirect ownership of securities of each issuer may increase as a result of our capital contributions to, or the redemption of other partners' interests in, a partnership in which we have an ownership interest. Also, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in any partnership), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained, and we intend to maintain, adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

        Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

        Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

        Annual Distribution Requirements.    To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

  •
  90% of our REIT taxable income; and

  •
  90% of our after-tax net income from foreclosure property, if any; minus

  •
  the excess of the sum of certain items of non-cash income over 5% of our REIT taxable income.

        For these purposes, our REIT taxable income is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income generally means income attributable to leveled stepped rents, original issue discount, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

        In addition, our REIT taxable income will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, within the five-year period following our acquisition of such asset, as described above under "—General."

        For taxable years beginning after December 31, 2017, and except as provided below, our deduction for net business interest expense will generally be limited to 30% of our taxable income, as adjusted for certain items of income, gain, deduction or loss. Any business interest deduction that is disallowed due to this limitation may be carried forward to future taxable years. If we are subject to this interest expense limitation, our REIT taxable income for a taxable year may be increased. Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. We believe that we will be eligible to make this election. If we make this election, although we would not be subject to the interest expense limitation described above, our depreciation deductions may be reduced and, as a result, our REIT taxable income for a taxable year may be increased.

        We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which they are paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. In order to be taken into account for purposes of our distribution requirement, except as provided below, the amount distributed must not be preferential—i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. This preferential limitation will not apply to distributions made by us, provided we qualify as a "publicly offered REIT." We believe that we are, and expect we will continue to be, a "publicly offered REIT." To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be required to pay regular U.S. federal corporate income tax on the undistributed amount. We believe that we have made, and we intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations.

        We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends in the form of taxable stock distributions in order to meet the distribution requirements, while preserving our cash.

        Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In that case, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends. While the payment of a deficiency dividend will apply to a prior year for purposes of our REIT distribution requirements, it will be treated as an additional distribution to our stockholders in the year such dividend is paid.

        Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating this excise tax.

        For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

        Like-Kind Exchanges.    We may dispose of real property that is not held primarily for sale in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, or deficiency dividends, depending on the facts and circumstances surrounding the particular transaction.

        Tax Liabilities and Attributes Inherited in Connection with Acquisitions.    From time to time, we may acquire other corporations or entities and, in connection with such acquisitions, we may succeed to the historical tax attributes and liabilities of such entities. For example, if we acquire a C corporation and subsequently dispose of its assets within five years of the acquisition, we could be required to pay the built-in gain tax described above under "—General." In addition, in order to qualify as a REIT, at the end of any taxable year, we must not have any earnings and profits accumulated in a non-REIT year. As a result, if we acquire a C corporation, we must distribute the corporation's earnings and profits accumulated prior to the acquisition before the end of the taxable year in which we acquire the corporation. We also could be required to pay the acquired entity's unpaid taxes even though such liabilities arose prior to the time we acquired the entity.

        Moreover, we may from time to time acquire other REITs through a merger or acquisition. If any such REIT failed to qualify as a REIT for any of its taxable years, such REIT would be liable for (and we, as the surviving corporation in the merger or acquisition, would be obligated to pay) regular U.S. federal corporate income tax on its taxable income for such taxable years. In addition, if such REIT was a C corporation at the time of the merger or acquisition, the tax consequences described in the preceding paragraph generally would apply. If such REIT failed to qualify as a REIT for any of its previous taxable years, but qualified as a REIT at the time of such merger or acquisition, and we acquired such REIT's assets in a transaction in which our tax basis in the assets of such REIT is determined, in whole or in part, by reference to such REIT's tax basis in such assets, we generally would be subject to tax on the built-in gain on each asset of such REIT as described above if we were to dispose of the asset in a taxable transaction during the five-year period following such REIT's requalification as a REIT, subject to certain exceptions. Moreover, even if such REIT qualified as a REIT at all relevant times, we would similarly be liable for other unpaid taxes (if any) of such REIT (such as the 100% tax on gains from any sales treated as "prohibited transactions" as described above under "—Prohibited Transaction Income").

        Furthermore, after our acquisition of another corporation or entity, the asset and income tests will apply to all of our assets, including the assets we acquire from such corporation or entity, and to all of our income, including the income derived from the assets we acquire from such corporation or entity. As a result, the nature of the assets that we acquire from such corporation or entity and the income we derive from those assets may have an effect on our tax status as a REIT.

        Foreclosure Property.    The foreclosure property rules permit us (by our election) to foreclose or repossess properties without being disqualified as a REIT as a result of receiving income that does not qualify under the gross income tests. However, in such a case, we would be subject to the U.S. federal corporate income tax on the net non-qualifying income from the "foreclosure property," and the after-tax amount would increase the dividends we would be required to distribute to stockholders. See "—Annual Distribution Requirements." This corporate tax would not apply to income that qualifies under the REIT 75% income test.

        Foreclosure property treatment will end on the first day on which we enter into a lease of the applicable property that will give rise to income that does not qualify under the REIT 75% income test, but will not end if the lease will give rise only to qualifying income under such test. Foreclosure property treatment also will end if any construction takes place on the property (other than completion of a building or other improvement that was more than 10% complete before default became imminent). Foreclosure property treatment is generally available for an initial period of three years and may, in certain circumstances, be extended for an additional three years.

        Failure to Qualify.    If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay regular U.S. federal corporate income tax, including any applicable alternative minimum tax for taxable years beginning before January 1, 2018, on our taxable income. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, we will not be required to distribute any amounts to our stockholders and all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate distributees may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Non-corporate stockholders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning after December 31, 2017 and before January 1, 2026. If we fail to qualify as a REIT, such stockholders may not claim this deduction with respect to dividends paid by us. Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of the Subsidiary Partnerships and the Limited Liability Companies

        General.    From time to time, we may own, directly or indirectly, interests in various partnerships and limited liability companies. We expect these will be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are "pass-through" entities which are not required to pay U.S. federal income tax. Rather, partners of such partnerships are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership. We will include in our income our share of these partnership items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by these partnerships, based on our capital interests in each such entity. See "—Taxation of Our Company—Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries." A disregarded entity is not treated as a separate entity for U.S. federal income tax purposes, and all assets, liabilities and items of income, gain, loss, deduction and credit of a disregarded entity are treated as assets, liabilities and items of income, gain, loss, deduction and credit of its parent that is not a disregarded entity for all purposes under the Code, including all REIT qualification tests.

        Entity Classification.    Our interests in the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities for U.S. federal income tax purposes. For example, an entity that would otherwise be treated as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a "publicly traded partnership" and certain other requirements are met. A partnership would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. We do not anticipate that any subsidiary partnership will be treated as a publicly traded partnership that is taxable as a corporation. However, if any such entity were treated as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See "—Taxation of Our Company—Asset Tests" and "—Income Tests." This, in turn, could prevent us from qualifying as a REIT. See "—Failure to Qualify" for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of a subsidiary treated as a partnership or disregarded entity to a corporation might be treated as a taxable event. If so, we might incur a tax liability without any related cash payment. We believe that each of our partnerships and limited liability companies are and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes.

        Allocations of Income, Gain, Loss and Deduction.    A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) generally will determine the allocation of income and loss among partners. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations thereunder. Generally, Section 704(b) of the Code and the Treasury Regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. We intend that the allocations of taxable income and loss in each of the partnerships in which we own an interest from time to time comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.

        Tax Allocations With Respect to the Properties.    Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Some of the partnerships in which we own an interest were formed by way of contributions of appreciated property. The relevant partnership and/or limited liability company agreements require that allocations be made in a manner consistent with Section 704(c) of the Code. Under Section 704(c) of the Code we could be allocated less depreciation or more gain on sale with respect to a contributed property than the amounts that would have been allocated to us if we had instead acquired the contributed property with an initial tax basis equal to its fair market value. Such allocations might adversely affect our ability to comply with the REIT distribution requirements. See "—Taxation of Our Company—Requirements for Qualification as a REIT" and "—Annual Distribution Requirements."

        Any property acquired by a subsidiary partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.

        Partnership Audit Rules.    The Bipartisan Budget Act of 2015 changed the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules , among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner's distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. Although it is uncertain how certain aspects of these new rules will be implemented, it is possible that they could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these new rules are sweeping and in many respects dependent on the promulgation and finalization of further regulations or other guidance by the U.S. Department of the Treasury. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our capital stock.

Material U.S. Federal Income Tax Consequences to Holders of Our Capital Stock and Debt Securities

        The following discussion is a summary of the material U.S. federal income tax consequences to you of acquiring, owning and disposing of our capital stock or debt securities. This discussion is limited to holders who hold our capital stock or debt securities as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder's particular circumstances. In addition, except where specifically noted, it does not address consequences relevant to holders subject to special rules, including, without limitation:

  •
  U.S. expatriates and former citizens or long-term residents of the United States;

  •
  persons subject to the alternative minimum tax;

  •
  U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

  •
  persons holding our capital stock or debt securities as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

  •
  banks, insurance companies, and other financial institutions;

  •
  REITs or regulated investment companies;

  •
  brokers, dealers or traders in securities;

  •
  "controlled foreign corporations," "passive foreign investment companies," and corporations that accumulate earnings to avoid U.S. federal income tax;

  •
  S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

  •
  tax-exempt organizations or governmental organizations;

  •
  persons subject to special tax accounting rules as a result of any item of gross income with respect to our capital stock or debt securities being taken into account in an applicable financial statement;

  •
  persons deemed to sell our capital stock or debt securities under the constructive sale provisions of the Code; and

  •
  persons who hold or receive our capital stock pursuant to the exercise of any employee stock option or otherwise as compensation.

        THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR CAPITAL STOCK OR DEBT SECURITIES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

        For purposes of this discussion, a "U.S. holder" is a beneficial owner of our capital stock or debt securities that, for U.S. federal income tax purposes, is or is treated as:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more "United States persons" (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

        For purposes of this discussion, a "non-U.S. holder" is any beneficial owner of our capital stock or debt securities that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

        If an entity treated as a partnership for U.S. federal income tax purposes holds our capital stock or debt securities, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our capital stock or debt securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

Taxation of Taxable U.S. Holders of Our Capital Stock

        Distributions Generally.    Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. holders as ordinary income when actually or constructively received. See "—Tax Rates" below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent described in "—Tax Rates" below, the preferential rates on qualified dividend income applicable to non-corporate U.S. holders, including individuals. For purposes of determining whether distributions to holders of our capital stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock, if any, and then to our outstanding common stock.

        To the extent that we make distributions on our capital stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. holder to the extent of the U.S. holder's adjusted tax basis in such shares of stock. This treatment will reduce the U.S. holder's adjusted tax basis in such shares of stock by the amount of the excess of the distribution over our current and accumulated earnings and profits allocable to such stock, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder's adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.

        Capital Gain Dividends.    Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year and may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each class of our capital stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of each such class of our capital stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year. In addition, except as otherwise required by law, we will make a similar allocation with respect to any undistributed long-term capital gains which are to be included in our stockholders' long-term capital gains, based on the allocation of the capital gain amount which would have resulted if those undistributed long-term capital gains had been distributed as "capital gain dividends" by us to our stockholders.

        Retention of Net Capital Gains.    We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for U.S. federal income tax purposes) would be adjusted accordingly, and a U.S. holder generally would:

  •
  include its pro rata share of our undistributed capital gain in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

  •
  be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. holder's income as long-term capital gain;

  •
  receive a credit or refund for the amount of tax deemed paid by it;

  •
  increase the adjusted tax basis of its capital stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

  •
  in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

        Passive Activity Losses and Investment Interest Limitations.    Distributions we make and gain arising from the sale or exchange by a U.S. holder of our capital stock will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any "passive losses" against this income or gain. A U.S. holder generally may elect to treat capital gain dividends, capital gains from the disposition of our capital stock and income designated as qualified dividend income, as described in "—Tax Rates" below, as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

        Dispositions of Our Capital Stock.    Except as described below under "—Taxation of Taxable U.S. Holders of Our Capital Stock—Redemption or Repurchase by Us," if a U.S. holder sells or disposes of shares of our capital stock, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder's adjusted tax basis in the shares. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held such capital stock for more than one year. However, if a U.S. holder recognizes a loss upon the sale or other disposition of capital stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains.

        Redemption or Repurchase by Us.    A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits as described above under "—Distributions

Generally") unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase generally will be treated as a sale or exchange if it:

  •
  is "substantially disproportionate" with respect to the U.S. holder,

  •
  results in a "complete redemption" of the U.S. holder's stock interest in us, or

  •
  is "not essentially equivalent to a dividend" with respect to the U.S. holder,

all within the meaning of Section 302(b) of the Code.

        In determining whether any of these tests has been met, shares of our capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. holder, generally must be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their tax advisors to determine such tax treatment.

        If a redemption or repurchase of shares of our capital stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See "—Distributions Generally." A U.S. holder's adjusted tax basis in the redeemed or repurchased shares generally will be transferred to the holder's remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Proposed Treasury Regulations issued in 2009, if enacted in their current form, would affect the basis recovery rules described above. It is not clear whether these proposed regulations will be enacted in their current form or at all. Prospective investors should consult their tax advisors regarding the U.S. federal income tax consequences of a redemption or repurchase of our capital stock.

        If a redemption or repurchase of shares of our capital stock is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under "—Dispositions of Our Capital Stock."

        Tax Rates.    The maximum tax rate for non-corporate taxpayers for (1) long-term capital gains, including certain "capital gain dividends," generally is 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) "qualified dividend income" generally is 20%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding period requirements have been met and the REIT's dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). Capital gain dividends will only be eligible for the rates described above to the extent that they are properly designated by the REIT as "capital gain dividends." U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income. In addition, non-corporate U.S. holders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning after December 31, 2017 and before January 1, 2026.

Taxation of Tax-Exempt Holders of Our Capital Stock

        Dividend income from us and gain arising upon a sale of shares of our capital stock generally should not be unrelated business taxable income, or UBTI, to a tax-exempt holder, except as described below. This income or gain will be UBTI, however, to the extent a tax-exempt holder holds its shares as "debt-financed property" within the meaning of the Code. Generally, "debt-financed property" is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.

        For tax-exempt holders that are social clubs, voluntary employee benefit associations or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the above, however, a portion of the dividends paid by a "pension-held REIT" may be treated as UBTI as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a "pension-held REIT" if it is able to satisfy the "not closely held" requirement without relying on the "look-through" exception with respect to certain trusts or if such REIT is not "predominantly held" by "qualified trusts." As a result of restrictions on ownership and transfer of our stock contained in our charter, we do not expect to be classified as a "pension-held REIT," and as a result, the tax treatment described above should be inapplicable to our holders. However, because our common stock is (and, we anticipate, will continue to be) publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Holders of Our Capital Stock

        The following discussion addresses the rules governing U.S. federal income taxation of the acquisition, ownership and disposition of our capital stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address other federal, state, local or non-U.S. tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances. We urge non-U.S. holders to consult their tax advisors to determine the impact of U.S. federal, state, local and non-U.S. income and other tax laws and any applicable tax treaty on the acquisition, ownership and disposition of shares of our capital stock, including any reporting requirements.

        Distributions Generally.    Distributions (including any taxable stock distributions) that are neither attributable to gains from sales or exchanges by us of United States real property interests, or USRPIs, nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied for a non-U.S. holder to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a U.S. trade or business generally will not be subject to withholding but will be subject to U.S. federal income tax on a net basis at the regular graduated rates, in the same manner as dividends paid to U.S. holders are subject to U.S. federal income tax. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting U.S. federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.

        Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:

  (1)
  a lower treaty rate applies and the non-U.S. holder furnishes an IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) evidencing eligibility for that reduced treaty rate; or

  (2)
  the non-U.S. holder furnishes an IRS Form W-8ECI (or other applicable documentation) claiming that the distribution is income effectively connected with the non-U.S. holder's trade or business.

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the adjusted tax basis of the holder's capital stock, but rather will reduce the adjusted tax basis of such stock. To the extent that such distributions exceed the non-U.S. holder's adjusted tax basis in such capital stock, they generally will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. However, such excess distributions may be treated as dividend income for certain non-U.S. holders. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

        Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests.    Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation, unless:

  (1)
  the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or

  (2)
  the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% on the non-U.S. holder's capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

        Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as "FIRPTA," distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders generally would be taxed at the regular graduated rates applicable to U.S. holders, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the IRS 21% of any distribution to non-U.S. holders attributable to gain from sales or exchanges by us of USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a

non-U.S. holder that is a corporation. The amount withheld is creditable against the non-U.S. holder's U.S. federal income tax liability. However, any distribution with respect to any class of stock that is "regularly traded," as defined by applicable Treasury Regulations, on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 21% U.S. withholding tax described above, if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements ("qualified shareholders") are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to "qualified foreign pension funds" or entities all of the interests of which are held by "qualified foreign pension funds" are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

        Retention of Net Capital Gains.    Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of our capital stock should be treated with respect to non-U.S. holders as actual distributions of capital gain dividends. Under this approach, the non-U.S. holders may be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. holders should consult their tax advisors regarding the taxation of such retained net capital gain.

        Sale of Our Capital Stock.    Except as described below under "—Redemption or Repurchase by Us," gain realized by a non-U.S. holder upon the sale, exchange or other taxable disposition of our capital stock generally will not be subject to U.S. federal income tax unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a "United States real property holding corporation," or USRPHC, will constitute a USRPI. We believe that we are a USRPHC. Our capital stock will not, however, constitute a USRPI so long as we are a "domestically controlled qualified investment entity." A "domestically controlled qualified investment entity" includes a REIT in which at all times during a five-year testing period less than 50% in value of its stock is held directly or indirectly by non-United States persons, subject to certain rules. For purposes of determining whether a REIT is a "domestically controlled qualified investment entity," a person who at all applicable times holds less than 5% of a class of stock that is "regularly traded" is treated as a United States person unless the REIT has actual knowledge that such person is not a United States person. We believe, but cannot guarantee, that we are a "domestically controlled qualified investment entity." Because our common stock is (and, we anticipate, will continue to be) publicly traded, no assurance can be given that we will continue to be a "domestically controlled qualified investment entity."

        Even if we do not qualify as a "domestically controlled qualified investment entity" at the time a non-U.S. holder sells our capital stock, gain realized from the sale or other taxable disposition by a non-U.S. holder of such capital stock would not be subject to U.S. federal income tax under FIRPTA as a sale of a USRPI if:

  (1)
  such class of stock is "regularly traded," as defined by applicable Treasury Regulations, on an established securities market such as the New York Stock Exchange; and

  (2)
  such non-U.S. holder owned, actually and constructively, 10% or less of such class of stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder's holding period.

        In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, dispositions of our capital stock by "qualified foreign pension funds" or entities all of the interests of which are held by "qualified foreign pension funds" are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

        Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our capital stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (a) the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, as adjusted for certain items, or (b) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the non-U.S. holder's capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our capital stock, a non-U.S. holder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. holder (1) disposes of such stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1), unless such stock is "regularly traded" and the non-U.S. holder did not own more than 10% of the stock at any time during the one-year period ending on the date of the distribution described in clause (1).

        If gain on the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, and if shares of the applicable class of our capital stock were not "regularly traded" on an established securities market, the purchaser of such capital stock generally would be required to withhold and remit to the IRS 15% of the purchase price.

        Redemption or Repurchase by Us.    A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. See "—Taxation of Taxable U.S. Holders of Our Capital Stock—Redemption or Repurchase by Us." Qualified shareholders and their owners may be subject to different rules, and should consult their tax advisors regarding the application of such rules. If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See "—Taxation of Non-U.S. Holders of Our Capital Stock—Distributions Generally" above. If the redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described above under "—Sale of Our Capital Stock."

Taxation of Holders of Our Debt Securities

        The following summary describes the material U.S. federal income tax consequences of acquiring, owning and disposing of our debt securities. This discussion assumes the debt securities will be issued with less than a statutory de minimis amount of original issue discount for U.S. federal income tax purposes. In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original "issue price" within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash).

  U.S. Holders

        Payments of Interest.    Interest on a debt security generally will be taxable to a U.S. holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. holder's method of accounting for U.S. federal income tax purposes.

        Sale or Other Taxable Disposition.    A U.S. holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of such gain or loss generally will be equal to the difference between the amount received for the debt security in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. holder's adjusted tax basis in the debt security. A U.S. holder's adjusted tax basis in a debt security generally will be equal to the amount the U.S. holder paid for the debt security. Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the debt security for more than one year at the time of such sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be taxable at reduced rates. The deductibility of capital losses is subject to limitations.

  Non-U.S. Holders

        Payments of Interest.    Interest paid on a debt security to a non-U.S. holder that is not effectively connected with the non-U.S. holder's conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax or withholding, provided that:

  •
  the non-U.S. holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock;

  •
  the non-U.S. holder is not a controlled foreign corporation related to us through actual or constructive stock ownership; and

  •
  either (1) the non-U.S. holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the debt security on behalf of the non-U.S. holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement under penalties of perjury that such holder is not a United States person and provides the applicable withholding agent with a copy of such statement; or (3) the non-U.S. holder holds its debt security directly through a "qualified intermediary" (within the meaning of the applicable Treasury Regulations) and certain conditions are satisfied.

        If a non-U.S. holder does not satisfy the requirements above, such non-U.S. holder will be subject to withholding tax of 30%, subject to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established.

        If interest paid to a non-U.S. holder is effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such interest is attributable), the non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a debt security is not subject to withholding tax because it is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States.

        Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular graduated rates. A non-U.S. holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.

        The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

        Sale or Other Taxable Disposition.    A non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in "—Taxation of Holders of Our Debt Securities—Non-U.S. Holders—Payments of Interest") unless:

  •
  the gain is effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable); or

  •
  the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

        Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

        Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

        Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

        U.S. Holders.    A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on our capital stock or debt securities or proceeds from the sale or other taxable disposition of such stock or debt securities (including a redemption or retirement of a debt security). Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and:

  •
  the holder fails to furnish the holder's taxpayer identification number, which for an individual is ordinarily his or her social security number;

  •
  the holder furnishes an incorrect taxpayer identification number;

  •
  the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

  •
  the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

        Non-U.S. Holders.    Payments of dividends on our capital stock or interest on our debt securities generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our capital stock or interest on our debt securities paid to the non-U.S. holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of such stock or debt securities (including a retirement or redemption of a debt security) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of such stock or debt securities conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

        Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Medicare Contribution Tax on Unearned Income

        Certain U.S. holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on stock, interest on debt obligations, and capital gains from the sale or other disposition of stock or debt obligations, subject to certain limitations. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our capital stock or debt securities.

Additional Withholding Tax on Payments Made to Foreign Accounts

        Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our capital stock, interest on our debt securities, or gross proceeds from the sale or other disposition of our capital stock or debt securities, in each case paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any "substantial United States owners" (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain "specified United States persons" or "United States owned foreign entities" (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

        Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our capital stock or interest on our debt securities, and will apply to payments of gross proceeds from the sale or other disposition of such stock or debt securities on or after January 1, 2019. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend.

        Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock or debt securities.

Other Tax Consequences

        State, local and non-U.S. income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any U.S. federal tax other than the income tax. You should consult your tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our capital stock or debt securities.

PLAN OF DISTRIBUTION

        We may sell the securities being offered by this prospectus and the applicable prospectus supplement from time to time:

  •
  through underwriters or dealers;

  •
  through agents;

  •
  directly to one or more purchasers; or

  •
  through a combination of any of these methods of sale.

        We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for us by Venable LLP, Baltimore, Maryland, and Latham & Watkins LLP, Costa Mesa, California. Latham & Watkins LLP, Los Angeles, California, has issued an opinion to us regarding certain tax matters described under "United States Federal Income Tax Considerations." Sidley Austin LLP, San Francisco, California will act as counsel for any underwriters or agents. As of November 2, 2018, William J. Cernius, a partner of Latham & Watkins LLP, beneficially owned approximately 9,236 shares of our common stock. As of October 29, 2018, Eric S. Haueter, a partner of Sidley Austin LLP, beneficially owned approximately 9,386 shares of our common stock.

EXPERTS

        The consolidated balance sheets of Realty Income Corporation and subsidiaries as of December 31, 2017 and 2016, the related consolidated statements of income, equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes and financial statement schedule III (collectively, the consolidated financial statements), and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2017, have been incorporated by reference in this prospectus in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information reporting requirements of the Exchange Act, and in accordance with these requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available to the public at the SEC's website at http://www.sec.gov. This is an internet site maintained by the SEC where reports, proxy and information statements and other information of companies that file electronically with the SEC may be obtained.

        Our web site address is http://www.realtyincome.com. The information on, or that can be accessed through, our website is not a part of this prospectus and is not incorporated or deemed to be incorporated by reference herein.

        This prospectus and any applicable prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms or copies of the indenture pursuant to which any debt securities offered hereby will be issued and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents that are or will be incorporated or deemed to be incorporated by reference in this prospectus. Statements in this prospectus or any prospectus supplement about these documents are not complete and each such statement is subject to, and qualified in all respects by reference to, the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect copies of the registration statement and the documents incorporated and deemed to be incorporated by reference in this prospectus at the SEC's website referred to above.

INCORPORATION BY REFERENCE

        We "incorporate by reference" certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and any information contained in this prospectus, in any accompanying prospectus supplement or in any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus, or, if applicable, the accompanying prospectus supplement, in any other offering materials we may provide you in connection with the offering of securities, or in any other document we subsequently file with the SEC that also is incorporated or deemed to be incorporated by reference in this prospectus, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus or any accompanying prospectus supplement. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of securities described in this prospectus; provided, however, that we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been "furnished" to and not "filed" with the SEC:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 22, 2018;

  •
  The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 2, 2018;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 9, 2018;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the SEC on August 2, 2018;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, filed with the SEC on November 1, 2018; and

  •
  Our Current Reports on Form 8-K filed with the SEC on February 27, 2018 (as stated elsewhere in this prospectus, the information in such Form 10-K and in Exhibit 99.1 thereto has been superseded and replaced in its entirety by the information appearing in this prospectus under the caption "United States Federal Income Tax considerations"), March 14, 2018, March 29, 2018, April 4, 2018, May 8, 2018 (but only the information filed under Item 5.02 that is included in the first Report on Form 8-K that we filed on May 8, 2018), May 22, 2018, July 12, 2018, October 17, 2018 (but only the information filed under Item 5.02) and October 26, 2018.

        You may request a copy of the filings referred to above at no cost by writing or telephoning us at the following address:

Realty Income Corporation
11995 El Camino Real
San Diego, CA 92130
Attention: Corporate Secretary
(858) 284-5000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following is an estimate of the expenses, all of which are to be paid by us, that we may incur in connection with the securities being registered under this registration statement.

SEC registration fee	$(1)
New York Stock Exchange supplemental listing fee	$(2)
Printing expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Transfer agent fees and expenses	$(2)
Trustee fees and expenses	$(2)
Depositary fees and expenses	$(2)
Warrant agent fees and expenses	$(2)
Miscellaneous	$(2)
Total	$(1)(2)

(1)
Except in the case of the registration fee of $93,243.05, which was previously paid with respect to 16,068,441 shares of our common stock as described in footnote (1) on the cover page of this registration statement, under SEC Rule 456(b) and 457(r), the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

(2)
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Officers and Directors.

        The Maryland General Corporation Law, or the MGCL, permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from:

  •
  actual receipt of an improper benefit or profit in money, property or services, or

  •
  active and deliberate dishonesty established by a final judgment as being material to the cause of action.

Our charter contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

        Our charter authorizes us, and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former director or officer who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or any individual who, while serving as one of our directors or officers and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity. Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of ours or our predecessor.

        The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

        We have entered into indemnification agreements with our directors and executive officers. The indemnification agreements require, among other matters, that we indemnify our directors and executive officers to the fullest extent permitted by law and advance to the directors and executive officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under the indemnification agreements, we must also indemnify and advance all expenses incurred by directors and executive officers seeking to enforce their rights under the indemnification agreements and may cover directors and executive officers under our directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides greater assurance to directors and executive officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by our board of directors or the stockholders to alter or eliminate the rights it provides.

        Any underwriting agreement, sales agreement, distribution agreement or other similar agreement that we enter into with any underwriters, agents or dealers in connection with an offering or sale of securities registered hereby may require such underwriters, agents or dealers, as applicable, to indemnify us, some or all of our directors and officers and our controlling persons, if any, for specified liabilities, including liabilities under the Securities Act of 1933, as amended.

Item 16.    Exhibits.

Exhibit Number
1.1	Form of Underwriting Agreement*
3.1
Articles of Incorporation of the Company as amended by amendment No. 1 dated May 10, 2005 and amendment No. 2 dated May 10, 2005 (filed as exhibit 3.1 to the Company's Form 10-Q for the quarter ended June 30, 2005, filed on August 3, 2005 (File No. 033-69410) and incorporated herein by reference)
3.2
Articles Supplementary dated June 30, 1998 establishing the terms of the Company's Class A Junior Participating Preferred Stock (filed as exhibit A to exhibit 1 of Form 8-A12B, filed on June 26, 1998 (File No. 001-13374) and incorporated herein by reference)

Exhibit Number
3.3	Articles Supplementary dated May 24, 1999 establishing the terms of the Company's 9 3/8% Class B Cumulative Redeemable Preferred Stock (filed as exhibit 4.1 on Form 8-K, filed on May 25, 1999 (File No. 001-13374) and incorporated herein by reference)
3.4
Articles Supplementary dated July 28, 1999 establishing the terms of the Company's 9 1/2% Class C Cumulative Redeemable Preferred Stock (filed as exhibit 4.1 on Form 8-K, filed on July 30, 1999 (File No. 001-13374) and incorporated herein by reference)
3.5
Articles Supplementary dated May 24, 2004 and the Articles Supplementary dated October 18, 2004 establishing the terms of the Company's 7.375% Monthly Income Class D Cumulative Redeemable Preferred Stock (filed as exhibit 3.8 on Form 8-A12B, filed on May 25, 2004 (File No. 001-13374) and incorporated herein by reference)
3.6
Articles Supplementary dated November 30, 2006 establishing the terms of the Company's 6.75% Monthly Income Class E Cumulative Redeemable Preferred Stock (filed as exhibit 3.5 on Form 8-A12B, filed on December 5, 2006 (File No. 001-13374) and incorporated herein by reference)
3.7	Articles of Amendment dated July 29, 2011 (filed as exhibit 3.1 to the Company's Form 8-K, filed on August 2, 2011 (File No. 001-13374) and incorporated herein by reference)
3.8
Articles Supplementary dated February 3, 2012 establishing the terms of the Company's 6.625% Monthly Income Class F Cumulative Redeemable Preferred Stock (filed as exhibit 3.1 on Form 8-K, filed on February 3, 2012 (File No. 001-13374) and incorporated herein by reference)
3.9
Articles Supplementary dated April 17, 2012 classifying additional shares of the Company's 6.625% Monthly Income Class F Cumulative Redeemable Preferred Stock (filed as exhibit 3.3 on Form 8-K, filed on April 17, 2012 (File No. 001-13374) and incorporated herein by reference)
3.10	Certificate of Correction dated April 11, 2012 (filed as exhibit 3.2 on Form 8-K, filed on April 17, 2012 (File No. 001-13374) and incorporated herein by reference)
3.11	Articles of Amendment dated June 21, 2012 (filed as exhibit 3.1 to the Company's Form 8-K, filed on June 21, 2012 (File No. 001-13374) and incorporated herein by reference)
3.12	Amended and Restated Bylaws of the Company dated March 13, 2018 (filed as exhibit 3.1 to the Company's Form 8-K filed on March 14, 2018 (File No. 001-13374) and incorporated herein by reference)
4.1
Form of common stock certificate (filed as exhibit 4.16 to the Company's Form 10-Q for the quarter ended September 30, 2011, filed on October 28, 2011 (File No. 001-13374) and incorporated herein by reference)
4.1	Form of Articles Supplementary for preferred stock offered hereby*
4.2	Form of preferred stock certificate for preferred stock offered hereby*
4.3
Indenture dated as of October 28, 1998 between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York (filed as exhibit 4.1 to the Company's Form 8-K, filed on October 28, 1998 (File No. 001-13374) and incorporated herein by reference)
4.4	Form of Debt Security*
4.5	Form of Deposit Agreement*

Exhibit Number
4.6	Form of Depositary Receipt*
4.7	Form of Warrant*
4.8	Form of Warrant Agreement*
5.1	Opinion of Venable LLP regarding the validity of the certain of the securities being registered
5.2	Opinion of Latham & Watkins LLP regarding the validity of the certain of the securities being registered
8.1	Opinion of Latham & Watkins LLP regarding tax matters
23.1	Consent of KPMG LLP
23.2	Consent of Venable LLP (included in Exhibit 5.1)
23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.2)
23.4	Consent of Latham & Watkins LLP (included in Exhibit 8.1)
24.1	Power of Attorney (included on signature page to the Registration Statement)
25.1	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as successor trustee under the indenture, dated as of October 28, 1998

*
To be filed by amendment to this registration statement or as an exhibit to a document incorporated or deemed to be incorporated by reference in the prospectus forming a part of this registration statement in connection with the offering of the securities.

Item 17.    Undertakings.

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

    provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (A)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (B)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 5th day of November, 2018.

REALTY INCOME CORPORATION
By:	/s/ MICHAEL R. PFEIFFER
	Name:	Michael R. Pfeiffer
	Title:	Executive Vice-President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul M. Meurer and Michael R. Pfeiffer, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement on Form S-3 and to file the same with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing necessary or desirable to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their respective substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Maryland and applicable federal securities laws.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant in the capacities indicated on November 5, 2018.

Signature	Title

/s/ SUMIT ROY Sumit Roy	President, Chief Executive Officer and Director
/s/ PAUL M. MEURER Paul M. Meurer	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)
/s/ SEAN NUGENT Sean Nugent	Senior Vice President, Controller (Principal Accounting Officer)

Signature	Title

/s/ MICHAEL D. MCKEE Michael D. McKee	Director
/s/ KATHLEEN R. ALLEN, PH.D. Kathleen R. Allen, Ph.D.	Director
/s/ A. LARRY CHAPMAN A. Larry Chapman	Director
/s/ PRIYA CHERIAN HUSKINS Priya Cherian Huskins	Director
/s/ GREGORY T. MCLAUGHLIN Gregory T. McLaughlin	Director
/s/ RONALD L. MERRIMAN Ronald L. Merriman	Director
/s/ STEPHEN E. STERRETT Stephen E. Sterrett	Director
/s/ REGINALD H. GILYARD Reginald H. Gilyard	Director
/s/ GERARDO I. LOPEZ Gerardo I. Lopez	Director